Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292857

Prospectus Supplement

(To Prospectus dated January 21, 2026)

$160,000,000

T1 Energy Inc.

4.00% Convertible Senior Notes due 2031

We are offering $160,000,000 principal amount of our 4.00% Convertible Senior Notes due 2031 (the “notes”). The notes will bear interest at a rate of 4.00% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026. The notes will mature on April 15, 2031, unless earlier repurchased, redeemed or converted.

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding January 15, 2031 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2026 (and only during such calendar quarter), if the last reported sale price of our common stock, par value $0.01 per share (the “common stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call such notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the notes called for redemption; or (4) upon the occurrence of specified corporate events. On or after January 15, 2031 until the close of business on the business day immediately preceding the maturity date, holders may convert their notes at any time. Upon conversion, we will pay and/or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be 146.9724 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $6.80 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events described elsewhere in this prospectus supplement that occur prior to the maturity date, or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or to convert its notes called for redemption in connection with notice of redemption, as the case may be.

We may not redeem the notes prior to April 20, 2029. We may redeem for cash all or any portion of the notes (subject to a partial redemption limitation described in this prospectus supplement), at our option, on or after April 20, 2029 and prior to the 41st scheduled trading day immediately preceding the maturity date, but only if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption. In the case of any redemption, the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

If we undergo a fundamental change, then, except as described in this prospectus supplement, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our senior unsecured indebtedness that is not so subordinated, including our 5.25% Convertible Senior Notes due 2030 (the “Existing Notes”); effectively junior to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “TE.” The last reported sale price of our common stock on the NYSE on April 13, 2026 was $5.11 per share.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus, as well as those contained in the other documents that are incorporated by reference into this prospectus supplement and any related free writing prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein and therein, before deciding whether to purchase our securities.

	Per Note	Total(3)
Public offering price(1)	100.000%	$160,000,000
Underwriting discounts and commissions(2)	4.50%	$7,200,000
Proceeds, before expenses, to us	95.50%	$152,800,000

(1)	Plus accrued interest, if any, from April 17, 2026.

(2)	See “Underwriting” for a description of compensation to the underwriters.

(3)	Assumes no exercise of the underwriters’ over-allotment option.

We have granted the underwriters the right to purchase, exercisable for 30 days from the date of this prospectus supplement, up to an additional $24,000,000 aggregate principal amount of notes solely to cover over-allotments.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be offered under this prospectus supplement or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company (“DTC”) on or about April 17, 2026, which is the second business day following the trade date for the notes (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Lead Bookrunning Managers

Santander	JPMorgan

Joint Bookrunning Managers

BTIG	HSBC	Societe Generale

Co-Managers

Roth Capital Partners	Johnson Rice & Company

The date of this prospectus supplement is April 14, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The second part is the accompanying prospectus, dated January 21, 2026, which is part of our Registration Statement on Form S-3 (Registration No. 333-292857), which gives more general information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a subsequently filed document deemed incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We have not authorized anyone to provide you with information that is in addition to or different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

We are issuing the notes only in jurisdictions where such issuances are permitted. The information contained in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein is accurate only as of their respective dates (or any such earlier date as of which such information is given), regardless of the time of delivery of any such document or the time of any sale of the notes. Our business, financial condition, results of operations and prospects may have changed materially since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under the section titled “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our securities. Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “T1 Energy,” “we,” “us,” “our” and similar terms refer to (i) as of any time prior to the change of jurisdiction of incorporation by FREYR Battery from Luxembourg to the State of Delaware and change in the legal name to FREYR Battery, Inc. (“FREYR Delaware”), effective December 31, 2023 (the “Redomiciliation”), FREYR Battery, (ii) as of any time after the Redomiciliation, FREYR Delaware through February 18, 2025, and (iii) as of February 19, 2025, T1 Energy Inc., and where appropriate, their respective wholly owned subsidiaries.

In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, T1 Energy relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. T1 Energy has supplemented this information where necessary with its own internal estimates, considering publicly available information about other industry participants and T1 Energy’s management’s best view as to information that is not publicly available. This information appears in sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. T1 Energy has taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources. Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this issuance and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

In connection with our efforts to comply with the requirements of Sections 7701(a)(51), 7701(a)(52) and 45X(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”) (the “FEOC Rules”), following the enactment of the One Big Beautiful Bill Act on July 4, 2025 (the “OBBBA”), we are only offering the notes to persons that do not constitute a Specified Foreign Entity (as defined in “Description of Capital Stock—Foreign Ownership Limitation”). Each purchaser of the notes, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with us and the underwriters that it is not a Specified Foreign Entity.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may be forward-looking statements. Statements regarding our future results and timing of operations, expected performance and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding this offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” or the negative of these words, other similar expressions or by discussions of strategy, plans or intentions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these risks, uncertainties and other important factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our other filings with the SEC, including risks related to: (1) our ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect our intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in our internal control over financial reporting or otherwise maintain effective internal control over financial reporting; (ix) qualify for the advanced manufacturing production credit under Section 45X of the Code; and (x) rely on third-party warranties; (2) the concentration of our operations in Texas and our dependence on a limited number of suppliers; (3) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (4) general economic and geopolitical conditions; (5) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on our products and our competitive position; (6) the outcome of any legal proceedings relating to our products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (7) the capital-intensive nature of our business and our ability to raise additional capital on attractive terms or service our debt.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the accompanying prospectus, or the documents incorporated by reference herein or therein, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or the documents incorporated by reference herein or therein, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus supplement. The registration statement, including exhibits, contains additional relevant information about us and the securities. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at https://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 6, 2026, February 18, 2026 and March 31, 2026 (solely with respect to Item 5.02);

●	the definitive Proxy Statement on Schedule 14A, filed with the SEC on May 23, 2025; and

●	the description of the Company’s common stock set forth in our Current Report on Form 8-K12B, filed with the SEC on January 2, 2024, as updated by the description of the Company’s common stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings update and supplement the information provided in this prospectus supplement.

The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC and incorporate by reference in this prospectus supplement will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at 409-599-5706, or by sending a written request to T1 Energy Inc., 1211 E 4th St. Austin, Texas 78702, Attention: Jeffery Spittel. Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

S-iv

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in or incorporated by reference into this prospectus supplement and the accompanying prospectus and the documents to which we refer in the “Incorporation of Certain Documents by Reference” section above.

The Company

T1 Energy is an energy solutions provider building an integrated United States supply chain for solar modules and cells. We manufacture and sell photovoltaic (“PV”) solar modules in the United States.

We are one of the leading solar manufacturing companies in the United States, primarily selling into the utility-scale market, the largest solar market segment in the United States. We produce PV solar modules that employ highly energy efficient Passivated Emitter and Rear Contact and Tunnel Oxide Passivated Contact (“TOPCon”) technologies. Our PV solar module manufacturing facility operating in Wilmer, TX (“G1_Dallas”) has a total annual nameplate production capacity of five gigawatts. We believe G1_Dallas is one of the most technologically advanced PV solar module plants globally and has achieved annualized run rates above nameplate capacity. To further expand our U.S. manufacturing footprint, we began construction in December 2025 of Phase 1 of our solar cell manufacturing fab in Milam County, Texas with 2.1 gigawatts of capacity (“G2_Austin”). This facility is anticipated to begin production by the end of 2026 of high-efficiency TOPCon solar cells that will be used in the solar modules manufactured at G1_Dallas.

Recent Developments

Trina Anti-Dilution Rights Issuance

As previously disclosed, we issued 4,274,704 shares of common stock to Trina Solar (Schweiz) AG (“Trina”) at a subscription price of $1.70 per share on January 21, 2026 (the “Trina Anti-Dilution Rights Issuance”) pursuant to the exercise of certain anti-dilution rights granted to Trina in connection with our December 2024 business combination (the “Trina Business Combination”). Such anti-dilution rights were exercised by Trina in connection with capital raising transactions that closed in October 2025. The Trina Anti-Dilution Rights Issuance resulted in net proceeds of approximately $7.3 million, which were used for general corporate purposes.

Trina has waived its anti-dilution rights applicable to this offering.

Warrant Exercise

On March 10, 2026, Stellar Hann Investment Ltd. exercised private warrants to purchase 7,000,000 shares of common stock at an exercise price of $0.01 per share.

Second Quarter Sales Update

As previously disclosed, we have deferred some deliveries previously expected in the first quarter of 2026 and expect a shift in sales volumes from the first quarter of 2026 to the second quarter of 2026 to align with customer requests and timelines.

Corporate Information

The mailing address of T1 Energy’s registered and principal executive office is 1211 E 4th St. Austin, Texas 78702. The telephone number of T1 Energy’s registered and principal executive office is 409-599-5706.

Our investor relations website is located at https://ir.t1energy.com/, and its news site located at https://ir.t1energy.com/news/. Our website and the information contained therein, or that can be accessed through the website, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer to T1 Energy Inc. and not to its consolidated subsidiaries. Unless otherwise indicated, all figures in this prospectus supplement assume no exercise by the underwriters in this offering of their over-allotment option.

Issuer	T1 Energy Inc., a Delaware corporation.

Securities	$160,000,000 principal amount of 4.00% Convertible Senior Notes due 2031 (or $184,000,000 aggregate principal amount if the underwriters exercise in full their over-allotment option).

Maturity	April 15, 2031, unless earlier repurchased, redeemed or converted.

Interest	4.00% per year. Interest will accrue from April 17, 2026 and will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default.”

Conversion Rights

Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding January 15, 2031 only under the following circumstances:

●    during any calendar quarter commencing after the calendar quarter ending on June 30, 2026 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

●    during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

●     if we call any or all of the notes for redemption, the notes called for redemption may be converted at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or

●    upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events.”

On or after January 15, 2031 until the close of business on the business day immediately preceding the maturity date, holders may convert at any time all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder.

The conversion rate for the notes is initially 146.9724 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $6.80 per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay and/or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day (as defined herein) in a 40 consecutive VWAP trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion.”

In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or to convert its notes called for redemption in connection with such notice of redemption, as the case may be, as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, except as otherwise described in this prospectus supplement, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Optional Redemption

We may not redeem the notes prior to April 20, 2029. We may redeem for cash all or part of the notes (subject to the partial redemption limitation described below), at our option, on or after April 20, 2029 and prior to the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Pursuant to the partial redemption limitation, we may not elect to redeem less than all of the outstanding notes unless at least $50 million aggregate principal amount of notes are outstanding and not subject to redemption as of the time we send the related redemption notice.

See “Description of Notes—Optional Redemption.”

Fundamental Change	If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions and subject to a limited exception described in this prospectus supplement, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Priority

The notes will be our senior unsecured obligations and will rank:

●    senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

●    equal in right of payment with any of our senior unsecured indebtedness that is not so subordinated, including the Existing Notes;

●   effectively junior to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

●    structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of December 31, 2025, our total consolidated debt was $418.1 million principal amount, all of which was senior debt and $192.1 million of which was secured. As of December 31, 2025, our subsidiaries had $192.1 million of indebtedness. The notes will be structurally subordinated to our subsidiaries’ liabilities.

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.

Use of Proceeds

We estimate the net proceeds from this offering will be approximately $151.8 million (or approximately $174.7 million if the underwriters exercise in full their over-allotment option), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering (including the net proceeds from the underwriters’ option to purchase additional notes, if any, to cover over-allotments) for (i) construction and development of infrastructure and purchase of production line equipment relating to Phase 1 of G2_Austin and (ii) general corporate purposes. See “Use of Proceeds.”

Limitations on Ownership of Common Stock	In connection with our efforts to comply with the requirements of the FEOC Rules, our Certificate of Incorporation (as defined herein) has been amended to impose a Foreign Ownership Limitation (as defined herein) on the ownership of our common stock by Specified Foreign Entities. As a result, and notwithstanding any other provision of the notes or the indenture governing the notes, no holder of notes will be entitled to convert such notes for shares of our common stock to the extent that receipt of such shares would cause such holder to exceed the Foreign Ownership Limitation. See “Description of Notes—Limitations on Ownership of Common Stock” and “Description of Capital Stock—Foreign Ownership Limitation.”

Book-entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. Federal Income Tax Considerations	For a description of the U.S. federal income tax considerations of the ownership and disposition of the notes, and the ownership and disposition of shares of our common stock, if any, issuable upon a conversion of the notes, see “U.S. Federal Income Tax Considerations.”

NYSE Symbol for Our Common Stock	Our common stock is listed on the NYSE under the symbol “TE.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association.

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus, as well as those contained in the other documents that are incorporated by reference into this prospectus supplement and any related free writing prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein and therein, before deciding whether to purchase our securities.

RISK FACTORS

An investment in the notes, and the common stock, if any, into which the notes, under certain circumstances, are convertible, involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks.

This prospectus supplement also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and the Notes

We have discretion in the use of the net proceeds from this offering. We may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, our management will have discretion in the application of the net proceeds from this offering. Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our common stock and, in turn, the price of the notes to decline. We may invest the net proceeds from this offering, pending their use, in a manner that does not produce income or that loses value.

The notes are effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries.

The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with any of our senior unsecured indebtedness that is not so subordinated, including the Existing Notes; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of December 31, 2025, our total consolidated debt was $418.1 million principal amount, all of which was senior debt and $192.1 million of which was secured. As of December 31, 2025, our subsidiaries had $192.1 million of indebtedness. The notes will be structurally subordinated to our subsidiaries’ liabilities.

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes or the Existing Notes, or to make cash payments in connection with any conversion of the notes or the Existing Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Our business plan is capital-intensive, and we may not be able to raise additional capital on attractive terms, if at all, which could materially adversely affect our ability to operate our business and execute our growth plans. If we do raise additional capital, through debt or equity financing, this could impose additional restrictions on our operations and/or have a dilutive effect on current stockholders.

Our business plan is capital-intensive. Our long-term operating needs and planned investments in our business and manufacturing footprint, as currently devised, will require significant financing to complete. Such financing may not be available on acceptable terms, or at all. Interest rates are subject to fluctuation, and a rise in interest rates could increase our cost of capital. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing. If we are unable to raise substantial additional capital in the near term, our ability to invest in a solar cell factory, other gigafactories, or development projects will be significantly delayed or curtailed. For example, we have commenced construction and made certain financial commitments related to the development of Phase 1 of G2_Austin. We intend to use the net proceeds of this offering primarily to fund a portion of the expected remaining capital expenditures for such development. In addition, we intend to seek additional capital in the second quarter of 2026 through other financing sources, which we are targeting to include a substantial debt component, in order to fund the remaining expected capital expenditures for Phase 1 of G2_Austin. Any inability to secure financing on attractive terms could have a material adverse effect on our business, financial condition, operating results, and cash flows.

If we raise funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of holders of our common stock. The terms of debt securities or other borrowings could impose significant restrictions on our operations.

If we raise funds or otherwise fund transactions by issuing common stock or other equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences, or privileges senior to those of holders of our common stock.

Any of the above scenarios could have a material adverse effect on our business, financial condition, operating results, and cash flows.

The concentration of ownership among our executive officers, directors, and their affiliates may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors, and their affiliates own shares of our common stock as well as other securities convertible into or exchangeable for shares of our common stock, outstanding options and warrants and/or may have certain contractual anti-dilution rights, as applicable, which in each case, may allow them to acquire additional shares of our common stock. As a result, these stockholders as a group could exercise a level of control over matters requiring stockholder approval, including the election of directors, amendment of our Certificate of Incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions more difficult without the support of these stockholders.

Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. We cannot assure you that market conditions will permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all. If market conditions do not permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all, at any time while the notes are outstanding, the trading price and liquidity of the notes may be adversely affected.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We are not restricted under the terms of the indenture governing the Existing Notes, and will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the Existing Notes, and will not be limited by the terms of the indenture governing the notes, that could have the effect of diminishing our ability to make payments on the notes when due. The Credit Agreement (as defined herein) governing our Senior Secured Credit Facility restricts our ability to incur additional indebtedness, including secured indebtedness, but if the facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

Redemption may adversely affect your return on the notes.

We may not redeem the notes prior to April 20, 2029. On or after April 20, 2029, and prior to the 41st scheduled trading day immediately preceding the maturity date, we may redeem for cash all or part of the notes (subject to the partial redemption limitation), at our option, if the last reported price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. Accordingly, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline. See “Description of Notes—Optional Redemption.”

We may not have the ability to raise the funds necessary to settle conversions of the notes in cash, repay the notes at maturity or repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right, subject to a limited exception described in this prospectus supplement, to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” The indenture governing the Existing Notes contains analogous provisions requiring us to offer to repurchase the Existing Notes upon the occurrence of a “fundamental change” (as defined in such indenture). In addition, upon conversion of the notes offered hereby, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under “Description of Notes—Conversion Rights—Settlement upon Conversion.” Moreover, we will be required to repay the notes in cash at the maturity date, unless earlier converted or repurchased. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or pay cash with respect to notes being converted or at their maturity. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our indebtedness.

Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay cash upon conversion or at the maturity date of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof. We have in the past been, and at any given time and from time to time may be, engaged in discussions or negotiations with respect to acquisitions, dispositions or other strategic transactions. There can be no assurance if or when we will enter into any such transactions, the terms thereof or whether such transactions will constitute a fundamental change.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital. The Existing Notes contain analogous conditional conversion features which could have a similar impact on our financial condition and operating results.

The accounting method for convertible debt securities that may be settled in shares, such as the notes, could have a material effect on our reported financial results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In August 2020, the Financial Accounting Standards Board published an Accounting Standards Update, which we refer to as ASU 2020-06, modifying certain of the accounting standards that apply to convertible notes.

We expect that the notes will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs attributable to the notes will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.

In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of our common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Future sales of our common stock or equity-linked securities in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital. In addition, a substantial number of shares of our common stock is, or will be, reserved for issuance upon the exercise of stock options and the vesting of restricted stock units (“RSUs”) pursuant to our equity incentive plans, upon the exercise of outstanding warrants, upon conversion of the Outstanding Preferred Stock (as defined herein), upon conversion of the notes offered hereby and upon conversion of the Existing Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock except to the extent described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments”) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last VWAP trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our Certificate of Incorporation or Bylaws (as defined herein) requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last VWAP trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding January 15, 2031, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay and/or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each VWAP trading day in a 40 VWAP trading day observation period. As described under “Description of Notes—Conversion Rights—Settlement upon Conversion,” this period would be (i) subject to clause (ii), if the relevant conversion date occurs prior to January 15, 2031, the 40 consecutive VWAP trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) with respect to any notes called for redemption (or deemed called for redemption) as described below under “Description of Notes—Conversion Rights—Conversion upon Notice of Redemption,” if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to such notes and prior to the second scheduled trading day immediately preceding the relevant redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after January 15, 2031, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date (or with respect to any conversion date occurring after the regular record date immediately preceding the maturity date, on the maturity date). Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption” and “Description of Notes—Consolidation, Merger and Sale of Assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of redemption, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or notes called (or deemed called) for redemption that are converted during the related redemption period, as the case may be. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the date of the notice of redemption, as the case may be, and the price paid (or deemed to be paid) per share of our common stock in such transaction or, in the case of a notice of redemption, the average of the last reported sale prices per share of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the date of the notice of redemption, as the case may be, as described below under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption.” Furthermore, if we call only a portion of the outstanding notes for redemption as described under “Description of Notes—Optional Redemption” only those notes called (or deemed called) for redemption will become convertible as a result of such redemption and only the conversion rate of notes called (or deemed called) for such redemption and converted during the related redemption period will be increased. Accordingly, notes not called (or deemed called) in any partial redemption will not become convertible if not otherwise convertible at such time and will remain outstanding, and may have reduced liquidity and a resulting reduced trading price. The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or in connection with the relevant redemption, as the case may be, may not adequately compensate you for any lost value of your notes as a result of such transaction or in connection with the relevant redemption, as the case may be. In addition, if the price per share of our common stock paid (or deemed paid) in the transaction or in connection with the relevant redemption, as the case may be, is greater than $90.00 per share or less than $4.86 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 205.7613 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

Holders of the notes may not be able to determine when a fundamental change giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a fundamental change may occur is upon the sale or disposition of “all or substantially all” of the consolidated assets of us and our subsidiaries. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of the consolidated assets of us and our subsidiaries to another person may be uncertain.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by certain of the underwriters that they intend to make a market in the notes after the offering is completed. However, such underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding distribution of cash or other property.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends on the common stock. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” If, as a result of an adjustment, your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a distribution on the common stock that is subject to tax as a distribution even though you have not received a corresponding distribution of cash or other property. Similarly, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend by us to you. If a make-whole fundamental change occurs on or prior to the maturity date or if we deliver a notice of redemption, then, in some circumstances, the conversion rate will be increased for notes converted in connection with the make-whole fundamental change or notice of redemption, as the case may be. Such increase may also be treated as a distribution that is subject to U.S. federal income tax as a dividend. It is unclear whether any such deemed distribution would be eligible for preferential tax treatment generally available for dividends paid by U.S. corporations to certain non-corporate U.S. holders or the dividends received deduction generally available for dividends paid by U.S. corporations to corporate U.S. holders. In the case of Non-U.S. Holders (defined below under “U.S. Federal Income Tax Considerations”), any such deemed dividends may be subject to U.S. federal withholding tax at a rate of 30% (or lesser rate under an applicable income tax treaty), which may be withheld from or set off against interest on the notes, shares of the common stock, proceeds from a sale of the notes, or other funds or assets of such Non-U.S. Holder. See “U.S. Federal Income Tax Considerations” for additional U.S. federal income tax considerations applicable to an investment in the notes.

The tax treatment of a conversion of notes that is settled for a combination of cash and common stock is unclear.

Because the tax treatment of a conversion of notes that is settled for a combination of cash and common stock is unclear, the amount of gain or loss that may be recognized upon such a conversion is uncertain. See “U.S. Federal Income Tax Considerations.”

Because the notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book-entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the global notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

Our Certificate of Incorporation contains ownership limitations, which may impair the ability of holders to convert notes into our common stock.

In connection with our efforts to comply with the requirements of the FEOC Rules, our Certificate of Incorporation has been amended to impose a Foreign Ownership Limitation on the ownership of our common stock by Specified Foreign Entities. As a result, and notwithstanding any other provision of the notes or the indenture governing the notes, no holder of notes will be entitled to convert such notes for shares of our common stock to the extent that receipt of such shares would cause such holder to exceed the Foreign Ownership Limitation. See “Description of Notes—Limitations on Ownership of Common Stock” and “Description of Capital Stock—Foreign Ownership Limitation.”

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes.

At our election, we may settle notes tendered for conversion entirely or partly in shares of our common stock. As a result, the conversion of some or all of the notes may dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion of the notes could adversely affect prevailing market prices of our common stock and, in turn, the price of the notes. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $151.8 million (or approximately $174.7 million if the underwriters exercise in full their over-allotment option), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering (including the net proceeds from the underwriters’ option to purchase additional notes, if any, to cover over-allotments) for (i) construction and development of infrastructure and purchase of production line equipment relating to Phase 1 of G2_Austin and (ii) general corporate purposes.

We cannot assure you that we will use the proceeds of this offering for the stated purposes, and we may use the net proceeds for other purposes with which you do not agree. Pending final application of the net proceeds as described above, we may invest the net proceeds in marketable securities or other investments.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2025:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the completion of the sale of notes in this offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses (assuming the underwriters’ over-allotment option to purchase additional notes is not exercised), and the use of proceeds therefrom.

You should read the following information in conjunction with the information contained in “Use of Proceeds” and “Description of Notes” included elsewhere in this prospectus supplement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2025 and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2025
(in thousands, except per share data)	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash, cash equivalents and restricted cash(1)	$270,773	$422,553

Indebtedness:(2)
Senior Secured Credit Facility	192,133	192,133
Production Reservation Fee	65,000	65,000
5.25% Convertible Senior Notes due 2030	161,000	161,000
Convertible Senior Notes offered hereby(3)	—	160,000
Less: unamortized debt issuance costs	(27,975)	(36,195)
Total debt	390,158	541,938

Redeemable Preferred Stock:
Series B Convertible Non-Voting Preferred Stock, $0.01 par value, 1,600 shares issued and outstanding, actual and as adjusted (includes accrued dividends of $160 as of December 31, 2025)	17,805	17,805
Series B-1 Convertible Non-Voting Preferred Stock, $0.01 par value, 5,000 shares issued and outstanding, actual and as adjusted (includes accrued dividends of $500 as of December 31, 2025)	53,710	53,710

Stockholders’ Equity:
Common stock, $0.01 par value per share, 500,000 shares authorized, actual and as adjusted; 266,267 shares issued and outstanding, actual as adjusted	2,663	2,663
Additional paid-in-capital	1,358,992	1,358,992
Accumulated other comprehensive income	(18,213)	(18,213)
Accumulated deficit	(1,093,072)	(1,093,072)
Total stockholders’ equity	250,370	250,370
Total capitalization	$712,043	$863,823

(1)	Includes $88.3 million of restricted cash. As adjusted amount reflects the receipt of the net proceeds of the sale of notes in this offering, prior to their final application to be determined consistent with “Use of Proceeds.”

(2)	Reflects principal amount outstanding, with separate deduction of debt discounts and issuance costs.

(3)	The amounts shown in the table above for the sale of notes in this offering represent their principal amount, net of discounts and estimated issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our common stock and we do not currently anticipate paying any such dividends on our common stock in the foreseeable future. The payment of cash dividends is subject to the discretion of our board of directors, subject to applicable laws and regulations, and may be affected by various factors, including our future earnings, financial condition, capital requirements, share repurchase activity, current and future planned strategic growth initiatives, levels of indebtedness, and other considerations our board of directors deems relevant. Given the capital-intensive nature of our business, we do not currently anticipate declaring any cash dividends to holders of our common stock in the foreseeable future.

DESCRIPTION OF NOTES

We will issue the notes under an indenture, dated as of December 16, 2025 (the “base indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the date of initial issuance of the notes, between us and the trustee.

You may request a copy of the indenture from us as described under “Where You Can Find Additional Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”

For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to T1 Energy Inc. and not to its subsidiaries.

General

The notes will:

●	be our general unsecured, senior obligations;

●	initially be limited to an aggregate principal amount of $160,000,000 (or $184,000,000 if the underwriters’ over-allotment option is exercised in full);

●	bear cash interest from April 17, 2026 at an annual rate of 4.00% payable on April 15 and October 15 of each year, beginning on October 15, 2026;

●	be redeemable in whole or in part (subject to the partial redemption limitation), at our option, on or after April 20, 2029 and prior to the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

●	be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, as described, and subject to the limited exception set forth, below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”;

●	mature on April 15, 2031, unless earlier repurchased, redeemed or converted;

●	be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof (an “authorized denomination”); and

●	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted based on an initial conversion rate of 146.9724 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $6.80 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities, incurring or issuing new debt (including secured debt) or repaying or repurchasing our debt. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.01 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we, the trustee and the paying agent will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or commercial banks in New York are authorized or required by law or executive order to close or be closed.

Additional Notes

We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional notes and, if applicable, the initial interest payment date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

Purchase and Cancellation

We will cause all notes surrendered for payment at maturity, repurchase upon a fundamental change, redemption, registration of transfer or exchange or conversion, if surrendered to us or any of our agents, subsidiaries or affiliates, to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee in accordance with its customary procedures upon receipt of a written cancellation order from us. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to holders of notes. We may, at our option and to the extent permitted by applicable law, reissue, resell or surrender to the trustee for cancellation any notes that we or our subsidiaries may purchase (other than as described above), in the case of reissuance or resale, so long as such notes do not constitute restricted securities upon any reissuance or resale; provided that if any such reissued or resold notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such notes will have a separate CUSIP number. Any notes that we may repurchase (other than as described above) will be considered “outstanding” under the indenture (other than for purposes of whether the requisite holders have concurred in any direction, consent, waiver or other action under the indenture if such notes are held by us or our affiliates) unless and until such time we surrender them to the trustee for cancellation, and the trustee, upon receipt of a cancellation order, will cancel all notes so surrendered.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay or cause the paying agent to pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, if such holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of 4.00% per year until maturity. Interest on the notes will accrue from April 17, 2026 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026.

Interest will be paid to the person in whose name a note is registered at the close of business on April 1 or October 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date, any redemption date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Priority

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with any of our senior unsecured indebtedness that is not so subordinated, including the Existing Notes; and effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full. The notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of December 31, 2025, our total consolidated debt was $418.1 million principal amount, all of which was senior debt and $192.1 million of which was secured. As of December 31, 2025, our subsidiaries had $192.1 million of indebtedness.

Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations under the indenture and the notes. The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See “Risk Factors—Risks Related to this Offering and the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash, repay the notes at maturity or repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.”

Optional Redemption

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to April 20, 2029, the notes will not be redeemable. On or after April 20, 2029, we may redeem for cash all or part of the notes (subject to the partial redemption limitation described below), at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of the redemption.

In the case of any optional redemption, we will provide not less than 50 nor more than 65 scheduled trading days’ notice before the redemption date (provided that if, in accordance with the provisions described under the caption “—Conversion Rights—Settlement upon Conversion,” we elect to settle all conversions of notes called for redemption (or deemed called for redemption as described below under “—Conversion upon Notice of Redemption”) with a conversion date that occurs during the related redemption period by physical settlement, then we will provide such written notice not less than 15 nor more than 60 calendar days before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes. In the case of any optional redemption, the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed).

We will send to each noteholder written notice of the redemption containing certain information set forth in the indenture, including the redemption price, the redemption date and the settlement method that will apply to all conversions with a conversion date that occurs on or after the date of the redemption notice and before the second scheduled trading day immediately preceding the related redemption date. Simultaneously with providing such notice, we will issue a press release through such national newswire service as we then use containing the information set forth in the redemption notice. The redemption date must be a business day, and we may not specify a redemption date that falls on or after the 41st scheduled trading day immediately preceding the maturity date.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

If we decide to redeem fewer than all of the outstanding notes, then the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption must be at least $50,000,000 (such requirement, the “partial redemption limitation”). If we decide to redeem fewer than all of the outstanding notes and the notes to be redeemed are global notes, the notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If we decide to redeem fewer than all of the outstanding notes and the notes to be redeemed are not global notes then held by DTC, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the trustee considers to be fair and appropriate.

If the trustee (or DTC, with respect to global notes) selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

We will, under certain circumstances, increase the conversion rate in respect of notes called for redemption pursuant to this section and converted after the date of the relevant notice of redemption and on or prior to the second scheduled trading day immediately preceding the redemption date. See “—Conversion Rights—Conversion Upon Notice of Redemption” and “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption.”

Conversion Rights

General

Prior to the close of business on the business day immediately preceding January 15, 2031, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Notice of Redemption,” “—Conversion upon Satisfaction of Trading Price Condition,” and “—Conversion upon Specified Corporate Events.” On or after January 15, 2031 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes based on the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate will initially be 146.9724 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $6.80 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each VWAP trading day in a 40 VWAP trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

If we call any or all of the notes for redemption, a holder of notes may surrender for conversion notes that have been so called for redemption (or deemed called for redemption as described below under “—Conversion upon Notice of Redemption”) at any time from, and including, the date we deliver the notice of redemption until the close of business on the second scheduled trading day immediately preceding the redemption date (unless we default in the payment of the redemption price, in which case a holder of notes so called for redemption (or deemed called for redemption) may convert its notes until the redemption price has been paid or duly provided for) (any such period, a “redemption period”). If a holder elects to convert notes that have been called for redemption (or deemed called for redemption) during a redemption period, we will, under certain circumstances, increase the conversion rate for such notes as described under “—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption.”

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

●	the principal amount of the note; and

●	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest but prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted on the corresponding interest payment date (regardless of whether the converting holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

●	for conversions following the regular record date immediately preceding the maturity date;

●	with respect to conversions of notes called (or deemed called) for redemption, if we have specified a redemption date that is after a regular record date and on or prior to the second scheduled trading day immediately following the corresponding interest payment date;

●	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

●	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders as of the close of business on the regular record date immediately preceding the maturity date, any redemption date or any fundamental change repurchase date described in the bullets in the preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date in cash regardless of whether their notes have been converted following such regular record date, and the converting holder will not be required to make a corresponding payment.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance or delivery of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding January 15, 2031, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2026 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share of our common stock (or such other security) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price per share of our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices per share of our common stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if our common stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding January 15, 2031, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $1,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose, which may include one or more of the underwriters; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such date of determination. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent in writing to obtain bids, or if we give such written instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to solicit the trading price per $1,000 principal amount of notes unless we have requested such solicitation in writing; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder or holders of at least $1,000,000 aggregate principal amount of notes provide us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) in writing to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of notes in accordance with the bids solicited by the bid solicitation agent, beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time as we direct the bid solicitation agent (if other than us) in writing to solicit bid quotations, we will provide the bid solicitation agent with the names and contact details of the three independent nationally recognized securities dealers selected by us, and we will direct those securities dealers to provide bids to the bid solicitation agent in accordance with the definition of “trading price.” If the trading price condition has been met, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing. Any such determination will be conclusive absent manifest error. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing.

We will initially act as the bid solicitation agent. We may, however, appoint another person to act as bid solicitation agent at any time without prior notice to holders.

Conversion upon Notice of Redemption

If we call any or all of the notes for redemption, holders may surrender for conversion notes that have been so called for redemption at any time prior to the close of business on the second scheduled trading day immediately prior to the redemption date. After that time, the right to convert such notes on account of such notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes called for redemption may convert such notes called for redemption until the redemption price has been paid or duly provided for.

If we elect to redeem less than all of the outstanding notes, as described under “—Optional Redemption,” and the holder of any note (or any owner of a beneficial interest in any global note) is reasonably not able to determine, before the close of business on the 42nd scheduled trading day (or if, in accordance with the provisions described under the caption “—Conversion Rights—Settlement upon Conversion,” we elect to settle all conversions of notes called for redemption with a conversion date that occurs during the related redemption period by physical settlement, before the close of business on the 14th calendar day) immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second scheduled trading day immediately prior to such redemption date, unless we default in the payment of the redemption price, in which case such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, until the redemption price has been paid or duly provided for, and in each case each such conversion will be deemed to be of a note called for redemption for the purposes of this section and the provisions described under the captions “—Optional Redemption” and “—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption.”

If a holder elects to convert notes called for redemption (or deemed called for redemption) during the related redemption period, we will, under certain circumstances, increase the conversion rate for such notes as described under “—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption.” Accordingly, if we elect to redeem fewer than all of the outstanding notes as described under “—Optional Redemption,” holders of the notes not called for redemption will not be entitled to convert such notes on account of the notice of redemption and will not be entitled to an increased conversion rate on account of the notice of redemption for conversions of such notes during the related redemption period if such notes are otherwise convertible, except in the limited circumstances set forth in the immediately preceding paragraph.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding January 15, 2031, we elect to:

●	issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to separation of such rights from our common stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

●	distribute to all or substantially all holders of our common stock our assets, securities, rights, options or warrants to purchase our securities, which distribution has a per share value, as determined by us in good faith and in a commercially reasonable manner, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the trustee, the conversion agent and the holders of the notes in writing at least 50 scheduled trading days prior to the ex-dividend date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation has occurred or will occur). However, if we are then otherwise permitted to settle conversions by physical settlement (and, for the avoidance of doubt, we have not elected (or been deemed to have elected) another settlement method to apply), then we may instead elect to provide such notice at least 10 scheduled trading days before such ex-dividend date. In that event, we will be required to settle all conversions with a conversion date occurring on or after the date we provide such notice and on or before the business day immediately before the ex-dividend date for such distribution (or any earlier announcement by us that such distribution will not take place) by physical settlement, and we will describe the same in the notice. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place (or, if later, in the case of a separation of rights issued pursuant to a stockholder rights plan, until the 20th trading day following the date of such notice), even if the notes are not otherwise convertible at such time.

Holders of the notes may not exercise this right to convert if they participate, at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described in this paragraph without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain Corporate Events

If a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a “make-whole fundamental change” (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption”) occurs prior to the close of business on the business day immediately preceding January 15, 2031, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or if we are a party to a share exchange event (as defined under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”) (other than a share exchange event that is solely for the purpose of changing our jurisdiction that (x) does not constitute a fundamental change or a make-whole fundamental change and (y) results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity and such common stock becomes reference property for the notes) that occurs prior to the close of business on the business day immediately preceding January 15, 2031 (each such fundamental change, make-whole fundamental change or share exchange event, a “corporate event”), then, in each case, all or any portion of a holder’s notes may be surrendered for conversion at any time from or after the effective date of such corporate event until the 35th trading day after such effective date or, if such corporate event also constitutes a fundamental change (other than an exempted fundamental change (as defined below)), until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing of such corporate event and the related conversion right no later than the business day after the effective date of such corporate event. If we do not provide such notice by the business day immediately after such effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the business day after such effective date to, but excluding, the date we provide the notice.

Conversions on or After January 15, 2031

On or after January 15, 2031, a holder may convert all or any portion of its notes at any time prior to the close of business on the business day immediately preceding the maturity date.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

●	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

●	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

●	if required, furnish appropriate endorsements and transfer documents; and

●	if required, pay to us funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance or delivery of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Limitations on Ownership of Common Stock

In connection with our efforts to comply with the requirements of the FEOC Rules (as defined in this prospectus supplement), our charter has been amended to impose certain limitations on the ownership of our common stock. Our charter currently contains the Foreign Ownership Limitation described in this prospectus supplement, which stipulates that Specified Foreign Entities are not permitted to hold 4.9% or more of the outstanding shares representing our common stock or preferred stock, unless permitted by our board of directors. For so long as our charter contains such a limitation on ownership of our common stock then, notwithstanding anything to the contrary in the notes or the indenture, any purported delivery of shares of common stock upon conversion of notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the restrictions on ownership of our stock set forth in our charter. If any delivery of shares of common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the ownership limits or the other restrictions on ownership of our stock set forth in our charter, our obligation to make such delivery will not be extinguished, and we will deliver such shares as promptly as practicable after the applicable holder gives notice to us and we determine that such delivery would not result in a violation of the restrictions on ownership of our stock set forth in our charter.

Exchange in Lieu of Conversion

When a holder surrenders notes for conversion, we may, at our election, direct the surrender of, on or prior to the scheduled trading day immediately following the relevant conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such notes, all of the cash, shares of our common stock or a combination thereof due upon conversion, all as provided below under “—Settlement upon Conversion.” By the close of business on the scheduled trading day immediately following the relevant conversion date, we will notify the holder surrendering notes for conversion, the trustee and the conversion agent (if other than the trustee) in writing that we have directed the designated financial institution to make an exchange in lieu of conversion.

If the designated financial institution accepts any such notes, it will pay and/or deliver, as the case may be, the cash, shares of our common stock or a combination thereof due upon conversion to such holder on the second business day immediately following the last VWAP trading day of the applicable observation period (or, if we have elected physical settlement, on the second business day immediately following the relevant conversion date, except that, with respect to any conversion date occurring after the regular record date immediately preceding the maturity date with respect to which we have elected physical settlement, the designated financial institution will settle any such conversion on the maturity date). If the designated financial institution agrees to accept any notes for exchange but does not timely pay and/or deliver the related cash, shares of our common stock or a combination thereof, as the case may be, or if such designated financial institution does not accept the notes for exchange, we will convert the notes and pay and/or deliver, as the case may be, the cash, shares of our common stock or a combination thereof due upon conversion on the second business day immediately following the last VWAP trading day of the applicable observation period (or, if we have elected physical settlement, on the second business day immediately following the relevant conversion date, except that, with respect to any conversion date occurring after the regular record date immediately preceding the maturity date with respect to which we have elected physical settlement, we will settle any such conversion on the maturity date) as described in this “—Conversion Rights” section.

We, the conversion agent and the holders surrendering their notes for conversion will cooperate to cause such notes to be delivered to the designated financial institution and the conversion agent will be entitled to conclusively rely on our instructions in connection with effecting any exchange election and will have no liability for any such exchange election outside of its control.

Our designation of a financial institution to which the notes may be submitted for exchange does not require the financial institution to accept any notes (unless the financial institution has separately made an agreement with us). We may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Any notes exchanged by the designated financial institution will remain outstanding, notwithstanding the surrender of such notes and will be subject to the applicable procedures of the depositary.

Settlement upon Conversion

Upon conversion, we may choose to pay and/or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions of notes called for redemption (or deemed called for redemption) for which the relevant conversion date occurs during the related redemption period, and all conversions for which the relevant conversion date occurs on or after January 15, 2031, will be settled using the same settlement method (including the same specified dollar amount, if applicable). Except for any such conversions for which the relevant conversion date occurs during a redemption period, and any conversions for which the relevant conversion date occurs on or after January 15, 2031, we will use the same settlement method (including the same specified dollar amount, if applicable) for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will notify holders so converting in writing (with a written copy to the trustee and the conversion agent (if other than the trustee)) of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of (i) any conversions of notes called for redemption (or deemed called for redemption) for which the relevant conversion date occurs during a related redemption period, in the relevant notice of redemption, or (ii) any conversions of notes for which the relevant conversion date occurs on or after January 15, 2031, no later than January 15, 2031) (in each case, the “settlement method election deadline”). If we call all or any notes for redemption and the related redemption date is on or after January 15, 2031, then the settlement method that we elect to apply for conversions with a conversion date occurring during the related redemption period must be the same settlement method that applies to all conversions with a conversion date that occurs on or after January 15, 2031.

If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

By notice to holders of the notes (a copy of which we shall concurrently provide to the trustee and the conversion agent (if other than the trustee)), we may, prior to January 15, 2031, at our option, irrevocably elect to satisfy our conversion obligation with respect to the notes through any settlement method that we are then permitted to elect (including combination settlement with a specified dollar amount per $1,000 principal amount of the notes of $1,000 or with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above any specified amount set forth in such election notice) for all conversion dates occurring subsequent to delivery of such notice. If we elect to irrevocably fix the settlement method to combination settlement with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above a specified amount, we will, after the date of such election, as the case may be, inform holders converting their notes (with a written copy to the trustee and the conversion agent (if other than the trustee)) in writing of such specified dollar amount in respect of the relevant conversion or conversions no later than the relevant settlement method election deadline for such conversion or conversions as described above, or, if we do not timely inform the noteholders of the specified dollar amount, such specified dollar amount will be the specific amount set forth in the election notice or, if no specific amount was set forth in the election notice, such specified dollar amount will be deemed to be $1,000 per $1,000 principal amount of notes. Notwithstanding the foregoing, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described in this “—Settlement upon Conversion” section. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in clause (7) of the second paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

If we irrevocably fix the settlement method pursuant to the provisions described in the preceding paragraph, then we will either post the fixed settlement method on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with the SEC.

Settlement amounts will be computed as follows:

●	if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate in effect immediately after the close of business on the relevant conversion date (plus cash in lieu of any fractional share of our common stock issuable upon conversion);

●	if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive VWAP trading days during the related observation period; and

●	if we elect (or are deemed to have elected) combination settlement, we will pay and/or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive VWAP trading days during the related observation period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

The “daily settlement amount,” for each of the 40 consecutive VWAP trading days during the observation period, shall consist of:

●	cash equal to the lesser of (i) the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or as we are otherwise deemed to have elected) (the “specified dollar amount”), if any, divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value for such VWAP trading day; and

●	if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such VWAP trading day.

The “daily conversion value” means, for each of the 40 consecutive VWAP trading days during the observation period, 2.5% of the product of (1) the conversion rate in effect immediately after the close of business on such VWAP trading day and (2) the daily VWAP for such VWAP trading day.

The “daily VWAP” means, for each of the 40 consecutive VWAP trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

●	subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to January 15, 2031, the 40 consecutive VWAP trading day period beginning on, and including, the second VWAP trading day immediately succeeding such conversion date;

●	with respect to any notes called for redemption (or deemed called for redemption) as described above under “—Conversion upon Notice of Redemption,” if the relevant conversion date occurs during a redemption period with respect to such notes, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately preceding the related redemption date; and

●	subject to the immediately preceding bullet, if the relevant conversion date occurs on or after January 15, 2031, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

“VWAP trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “VWAP trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement (provided that, with respect to any conversion date occurring after the regular record date immediately preceding the maturity date, we will settle any such conversion on the maturity date), or on the second business day immediately following the last VWAP trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last VWAP trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last VWAP trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all outstanding shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to such dividend, distribution, split or combination); and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholders’ rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased, effective as of the date our board of directors (or a committee thereof) determines not to issue such rights, options or warrants, to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith and in a commercially reasonable manner.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

●	dividends, distributions or issuances as to which an adjustment was effected (or would have been effected but for the 1% exception (as defined below)) pursuant to clause (1) or (2) above;

●	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

●	rights issued pursuant to a rights plan, except as set forth below;

●	any distributions of reference property in exchange for our common stock in connection with a share exchange event (as defined below); and

●	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors (or a committee thereof) determines not to pay or make such distribution, to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any VWAP trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day in determining the conversion rate as of such VWAP trading day. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)	If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by us in good faith and in a commercially reasonable manner) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any VWAP trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such VWAP trading day in determining the conversion rate as of such VWAP trading day.

If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender offer or exchange offer described in this clause (5) but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of purchases that have been effected.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to the applicable listing standards of The New York Stock Exchange (or any other securities exchange where our common stock (or other applicable security) is listed), we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to the applicable listing standards of The New York Stock Exchange (or any other securities exchange where our common stock (or other applicable security) is listed), we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A beneficial owner of the notes may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. Any applicable withholding taxes (including backup withholding) imposed in connection with a constructive distribution may be withheld from interest and payments upon conversion, repurchase or maturity of the notes, or if any withholding tax (including backup withholding) is paid on behalf of a holder or beneficial owner of the notes, such withholding tax may be withheld from any payments or deliveries made to an applicable holder with respect to the notes or our common stock or sales proceeds received by or other funds or assets of the holder or beneficial owner. For a discussion of the U.S. federal income tax considerations relating to an adjustment to the conversion rate, see “U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in the first paragraph of clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We currently do not have a rights plan in effect.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

●	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

●	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

●	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

●	upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (5) above;

●	solely for a change in the par value of the common stock; or

●	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward, and take into account in any future adjustment, any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is at least 1%, (i) on the effective date for any make-whole fundamental change and/or fundamental change, (ii) prior to the close of business on the conversion date for any note as to which physical settlement applies or in respect of any conversion following a replacement of the common stock by reference property consisting solely of cash, (iii) prior to the open of business on each VWAP trading day of any observation period in respect of the conversion of any note as to which cash settlement or combination settlement applies (other than as described in clause (ii)), (iv) on the date we send a notice of redemption for all or any notes; (v) on the date on which all such deferred adjustments would result in an aggregate change to the conversion rate of at least 1% and (vi) on January 15, 2031. We refer to the provisions described in the preceding two sentences as the “1% exception.”

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

●	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

●	any consolidation, merger or combination involving us,

●	any sale, lease or other transfer or disposition to a third party of all or substantially all the consolidated assets of ours and our subsidiaries, taken as a whole, or

●	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”) upon such share exchange event. However, at and after the effective time of the share exchange event, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii) (x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such share exchange event and (z) the daily VWAP and the last reported sale price (including, without limitation, for purposes of the provisions described above under the caption “—Optional Redemption”) will be calculated based on the value (as determined by, or in the manner prescribed by, our board of directors or a committee thereof) of a unit of reference property that a holder of one share of our common stock would have received in such share exchange event. If the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event, (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption”), multiplied by the price paid per share of common stock in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify, in writing, the holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing person, as the case may be, in such share exchange event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as the board of directors considers in good faith necessary by reason of the foregoing.

If the notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information, disclose the relevant information in a current report on Form 8-K or post such information on our website.

We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining “stock price” for purposes of a make-whole fundamental change or notice of redemption), we will make appropriate adjustments to each in good faith and in a commercially reasonable manner to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption

If (i) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes or (ii) we give a notice of redemption with respect to any or all of the notes as provided under “—Optional Redemption” and, in each case, a holder elects to convert its notes in connection with such make-whole fundamental change or convert its notes called for redemption (or deemed called for redemption) in connection with the notice of redemption, as the case may be, then we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below.

A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that is an exempted fundamental change or would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”). A conversion of notes called for redemption (or deemed called for redemption) will be deemed for these purposes to be “in connection with” a notice of redemption if the relevant conversion date occurs during the related redemption period.

If we issue a notice of redemption as set forth under “—Optional Redemption,” we will increase the conversion rate during the related redemption period only with respect to conversions of notes called (or deemed called) for redemption, and not for notes not called (or deemed called) for redemption. Accordingly, if we elect to redeem fewer than all of the outstanding notes as described under “—Optional Redemption,” holders of the notes not called for redemption will not be entitled to convert such notes on account of the notice of redemption and will not be entitled to an increased conversion rate for conversions of such notes on account of the notice of redemption during the related redemption period if such notes are otherwise convertible, except in the limited circumstances set forth under “—Conversion upon Notice of Redemption.”

Upon surrender of notes for conversion in connection with a make-whole fundamental change or notice of redemption, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “—Conversion Rights—Settlement upon Conversion” (after giving effect to any increase in the conversion rate required by this section). However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change and, no later than five business days after such effective date, issue a press release announcing such effective date, disclose the effective date in a current report on Form 8-K or post the effective date on our website.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective or the date of the notice of redemption, as the case may be (in each case, the “effective date”) and the price paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change, or with respect to the redemption, the average of the last reported sale prices per share of common stock over the five trading day period ending on, and including, the trading day immediately preceding the date of such notice of redemption, as the case may be (the “stock price”). If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price with respect to a make-whole fundamental change will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$4.86	$5.50	$6.25	$6.80	$7.75	$8.84	$10.00	$15.00	$25.00	$40.00	$60.00	$90.00
April 17, 2026	58.7889	48.2836	39.2832	34.2353	27.6077	22.1878	18.0490	9.0440	3.5752	1.2650	0.3442	0.0000
April 15, 2027	58.7889	47.7218	38.2048	32.9294	26.0968	20.6109	16.5060	7.9287	3.0568	1.0733	0.2828	0.0000
April 15, 2028	58.7889	46.4455	36.2864	30.7500	23.7174	18.2285	14.2440	6.4293	2.4196	0.8520	0.2138	0.0000
April 15, 2029	58.7889	44.1145	33.0656	27.2000	19.9884	14.6267	10.9440	4.4900	1.6796	0.6040	0.1390	0.0000
April 15, 2030	58.7889	40.0945	27.4368	21.0574	13.7742	8.9683	6.0950	2.1880	0.8772	0.3283	0.0645	0.0000
April 15, 2031	58.7889	34.8455	13.0272	0.0868	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

●	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

●	If the stock price is greater than $90.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

●	If the stock price is less than $4.86 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 205.7613 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption, as the case may be, could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section), other than an exempted fundamental change, occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below. However, the fundamental change repurchase date shall be subject to postponement in order to allow us to comply with applicable law.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change only in par value or from par value to no par value or changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)	our common stock (or other common stock or depositary receipts in respect of common equity, in each case, into which the notes become convertible) ceases to be listed or quoted on any of The New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or depositary receipts in respect of common equity, in each case, that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

For the purposes of the definition of fundamental change (but, for the avoidance of doubt, not for purposes of the definition of make-whole fundamental change), (x) any transaction or event described in both clause (1) and in clause (2)(A) or (B) of the definition of fundamental change (without regard to the proviso in clause (2)) will be deemed to occur solely pursuant to clause (2) (subject to such proviso).

On or before the 20th day after the occurrence of a fundamental change (other than an exempted fundamental change), we will provide to all holders of the notes, the trustee, the conversion agent (if other than the trustee) and the applicable paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

●	the events causing a fundamental change;

●	the effective date of the fundamental change;

●	the last date on which a holder may exercise the repurchase right;

●	the fundamental change repurchase price;

●	the fundamental change repurchase date;

●	the name and address of the paying agent and the conversion agent, if applicable;

●	if applicable, the conversion rate and any adjustments to the conversion rate;

●	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

●	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the applicable paying agent. Each repurchase notice must state:

●	if certificated, the certificate numbers of your notes to be delivered for repurchase;

●	the portion of the principal amount of notes to be repurchased, which must be in an authorized denomination; and

●	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the applicable paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

●	the principal amount of the withdrawn notes;

●	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

●	the principal amount, if any, which remains subject to the repurchase notice.

If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

●	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

●	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required by applicable law:

●	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

●	file a Schedule TO or any other required schedule under the Exchange Act; and

●	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture. To the extent that the provisions of any securities law or regulations enacted after the date we initially issue the notes conflict with the provisions of the indenture relating to our obligation to repurchase the notes upon a fundamental change, we will comply with the applicable securities laws or regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

We may appoint a tender agent in connection with such repurchase, in which case such tender agent shall be the paying agent in connection with such repurchase.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

We will not be required to repurchase or make an offer to repurchase the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements set forth in the indenture applicable to an offer made by us to repurchase the notes upon a fundamental change, and such third party repurchases all notes properly surrendered and not validly withdrawn upon such offer in compliance with the requirements set forth in the indenture.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or may not be entitled to an increase in the conversion rate upon conversion as described under “—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption,” in each case, in circumstances involving a significant change in the composition of our board, unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to this Offering and the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash, repay the notes at maturity or repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a share exchange event that constitutes a fundamental change pursuant to clause (2)(B) of the definition thereof (regardless of whether such share exchange event also constitutes a fundamental change pursuant to any other clause of such definition), if:

●	the reference property of such share exchange event consists entirely of cash in U.S. dollars;

●	immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” and, if applicable, “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes the maximum amount of accrued interest payable as part of the related fundamental change repurchase price); and

●	we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—Conversion upon Specified Corporate Events—Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

For the avoidance of doubt, the maximum amount of accrued interest referred to in the second bullet point above will be determined (i) by assuming that the fundamental change repurchase date occurs on the latest possible date permitted for the applicable fundamental change pursuant to the provisions described under the caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”; and (ii) without regard to the provisions described in the parenthetical of the second paragraph under the caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

Consolidation, Merger and Sale of Assets

The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our consolidated properties and assets, taken as a whole, to another person (other than any such sale, conveyance, transfer or lease to one or more of our wholly owned subsidiaries) (such consolidation, merger, sale, conveyance, transfer or lease, a “business combination event”) , unless (i) the resulting, surviving or transferee person (if not us) is a qualified successor entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such qualified successor entity (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such business combination event, no default or event of default has occurred and is continuing under the indenture.

Upon any such business combination event, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

For purposes of the provision described in the preceding paragraph, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more of our subsidiaries to another person, which properties and assets, if held by us instead of such subsidiaries, would constitute all or substantially all of our properties and assets on a consolidated basis, will be deemed to be the sale, conveyance, transfer or lease of all or substantially all of our properties and assets to another person.

Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that (i) if the business combination event is an exempted fundamental change, a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such business combination event will also constitute a qualified successor entity with respect to such business combination event, provided that, in the case of this clause (ii) all of the following conditions are satisfied: (1) either (x) such limited liability company or limited partnership is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; (2) such business combination event constitutes a share exchange event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) a direct or indirect parent of such limited liability company or limited partnership; and (3) if such limited liability company or limited partnership is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for those purposes is an entity described in clause (ii)(2).

Events of Default

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for a period of five business days;

(4)	our failure to give (a) a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or (b) notice of a specified corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Events—Certain Distributions” or (c) notice of a specified corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Events—Certain Corporate Events,” in each case when due and such failure continues for a period of three business days;

(5)	our failure to comply with the obligations under “—Consolidation, Merger and Sale of Assets”;

(6)	our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7)	default by us, any of our significant subsidiaries (as defined below) or group of subsidiaries that, taken together, would constitute a significant subsidiary, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000 (or its foreign currency equivalent) in the aggregate of us, any such significant subsidiary and/or any such group of subsidiaries, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the notes then outstanding has been received; or

(8)	certain events of bankruptcy, insolvency, or reorganization of us, any of our significant subsidiaries or group of subsidiaries that, taken together, would constitute a significant subsidiary.

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.

If an event of default (other than an event of default described in clause (8) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of an event of default described in clause (8) above with respect to us (and not involving solely one or more of our significant subsidiaries), 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

For the avoidance of doubt, any failure by us to provide any notice under the indenture other than as set forth in clause (4) above shall be subject to clause (6) above (including the 60-day cure period contained therein), and any related default shall be deemed cured upon delivery of such notice to the applicable recipient prior to (i) the expiration of such 60-day period or (ii) if later, the delivery of a notice of acceleration with respect to such default, in each case whether or not the events or circumstances that are the subject of such notice have already occurred at the time such notice is given.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” below (including our obligations under Section 314(a)(1) of the Trust Indenture Act), will, after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to: (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the period beginning on, and including, the date on which such event of default first occurs and ending on the earlier of (x) the date on which such event of default is cured or validly waived in accordance with the indenture and (y) the 180th day immediately following, and including, the date on which such event of default first occurs and (ii) if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurs, 0.50% per annum of the principal amount of notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such event of default first occurs and ending on the earlier of (x) the date on which the event of default is cured or validly waived in accordance with the indenture and (y) the 360th day immediately following, and including, the date on which such event of default first occurs.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes and will accrue on all outstanding notes from, and including, the date on which the event of default relating to the failure to comply with the reporting obligations in the indenture first occurs to, but not including, the 361st day thereafter (or such earlier date on which such event of default is cured or waived by the holders of a majority in principal amount of the outstanding notes). On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify all holders of notes, the trustee and the paying agent in writing of such election prior to the beginning of such 360-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

For the avoidance of doubt, if (x) we timely elect to pay additional interest pursuant to this provision as the sole remedy during the first 360 days after the occurrence of an event of default relating to our failure to comply with our reporting obligations in accordance with the three immediately preceding paragraphs, (y) we pay such additional interest in accordance with the indenture and (z) we file the delinquent reports that were required to be filed and gave rise to the relevant event of default (in each case in clause (z) pursuant to the provisions described below under the caption “—Reports”) prior to the 361st day after the occurrence of such event of default (or prior to the delivery of any related notice of acceleration on or after such 361st day), such event of default shall be deemed cured and the notes shall not be subject to acceleration as a result of the initial failure to comply with our reporting obligations under the indenture.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal (including the redemption price and the fundamental change repurchase price, if applicable) or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to institute suit for the enforcement of its right to receive payment or delivery, as the case may be, of:

●	the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;

●	accrued and unpaid interest, if any, on; and

●	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture.

The trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered and if requested, provided, to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal (including the redemption price and the fundamental change repurchase price, if applicable) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered and if requested, provided, the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture will provide that in the event an event of default has occurred and is continuing under such indenture, and is actually known to the trustee, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability; provided that the trustee shall have no affirmative duty to determine whether any direction is prejudicial to any other holder. Prior to taking any action under the indenture, the trustee will be entitled to indemnification or security satisfactory to the trustee against any loss, liability or expense caused by taking or not taking such action.

The indenture will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, and the trustee has received written notice of such default, the trustee shall deliver to each holder notice of the default within 90 days after receipt of such notice. Except in the case of a default in the payment of principal (including the redemption price and the fundamental change repurchase price, if applicable) of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee at its corporate trust office, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee at its corporate trust office, within 30 days after we obtain knowledge of the occurrence thereof, written notice of any events which would constitute defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we will not be required to deliver such notice if such event of default has been cured prior to the date such notice is due.

Payments of the redemption price, fundamental change repurchase price, cash consideration due upon conversion, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the stated time for payment of interest on any note;

(3)	reduce the principal of or extend the stated maturity of any note;

(4)	reduce the amount of principal payable upon acceleration of the maturity of the notes;

(5)	except as required by the indenture, make any change that adversely affects the conversion rights of any notes;

(6)	reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, or our right to redeem the notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)	make any note payable in currency, or at a place of payment, other than that stated in the note;

(8)	change the priority in right of payment of obligations under the notes;

(9)	impair the right of any holder to institute suit for the enforcement of any payment of principal (including the redemption price and the fundamental change repurchase price, if applicable) of, accrued and unpaid interest, if any, on, or the consideration due upon conversion of, its notes, on or after the respective due dates expressed or provided for in the indenture; or

(10)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Notwithstanding anything to the contrary in the preceding paragraph, without the consent of any holder, we and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation of our obligations under the indenture in accordance with “—Consolidation, Merger and Sale of Assets”;

(3)	add guarantees with respect to the notes;

(4)	secure the notes;

(5)	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6)	make any change that does not adversely affect the rights of any holder;

(7)	irrevocably elect a settlement method and/or specified dollar amount (or a minimum specified dollar amount) or eliminate our right to elect a settlement method; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement upon Conversion”;

(8)	in connection with any share exchange event described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(9)	conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

(10)	provide for the issuance of additional notes as described under the caption “—Additional Notes”;

(11)	evidence and provide for the appointment of a successor trustee; or

(12)	comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock (or other reference property), solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the trading price of the notes (for purposes of determining whether the notes are convertible as described herein), the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee, the paying agent and the conversion agent, and each of the trustee, the paying agent and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. We will provide our calculations to any registered holder of notes upon the request of that registered holder.

Reports

The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to, or with respect to which we are actively seeking, confidential treatment and any correspondence with the SEC) must be delivered by us to the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time such documents are filed via EDGAR. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act. Delivery of such documents or reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee shall have no liability or responsibility for the filing, timeliness, or content of such documents or reports.

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

For purposes of the notes, the description below under this section titled “—Governing Law” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Governing Law.”

The indenture will provide that it, the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

●	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

●	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of us, the trustee or any of the underwriters (or our or their agents) will be responsible for those operations or procedures.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;

●	a “banking organization” within the meaning of the New York State Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

●	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

●	will not be entitled to have notes represented by the global note registered in their names;

●	will not receive or be entitled to receive physical, certificated notes; and

●	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we, the paying agent nor the trustee (nor our or the trustee’s or paying agent’s agents) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

●	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

●	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

●	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of the Company’s common stock and preferred stock and is not intended to be a complete summary of the rights and preferences of our common stock or preferred stock. The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Third Amended and Restated Bylaws (the “Bylaws”) are incorporated by reference into this prospectus supplement. Read the applicable provisions of Delaware law, the Certificate of Incorporation, the Bylaws and the Certificates of Designations (as defined herein) in their entirety for a complete description of the rights and preferences of the Company’s common stock and preferred stock.

Authorized Share Capital

Currently, T1 Energy’s authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Dividends. Subject to prior dividend rights of the holders of any preferred stock of T1 Energy and any other class or series of shares having a preference as to dividends over common stock, holders of shares of common stock are entitled to receive dividends when, as and if declared by the T1 Energy board of directors, out of funds legally available for that purpose.

Voting Rights. Each outstanding share of common stock is entitled to one vote per share on each matter to be voted on by the holders of common stock. The holders of common stock are not entitled to cumulative voting of their shares in elections of directors.

Other Rights. In the event of any liquidation, dissolution or winding up (either voluntary of involuntary) of T1 Energy, the holders of common stock will be entitled to receive the assets and funds of T1 Energy available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any preferred stock of T1 Energy that at the time may be outstanding.

T1 Energy’s common stock is currently listed on the NYSE under the symbol “TE.”

Preferred Stock

T1 Energy’s Certificate of Incorporation expressly authorizes T1 Energy’s board of directors to provide for the issuance of all or any preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of T1 Energy; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of T1 Energy at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. The issuance of preferred stock may have the effect of diluting the earnings per share and book value per share of common stock. In addition, the T1 Energy board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Number and Designation

We filed the certificates of designations (the “Certificates of Designations”), designating (i) 1,600,000 shares of our preferred stock as “Series B Convertible Non-Voting Preferred Stock,” par value $0.01 per share (the “Series B Preferred Stock”), and (ii) 5,000,000 shares of our preferred stock as “Series B-1 Convertible Non-Voting Preferred Stock,” par value $0.01 per share (the “Series B-1 Preferred Stock” and, together with the Series B Preferred Stock, the “Outstanding Preferred Stock”). The number of shares of each such series may be increased or decreased by resolution of the T1 Energy board of directors; provided that no decrease shall reduce the number of shares of the respective series to a number less than that of the shares then outstanding. On October 31, 2025, T1 Energy entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain purchasers pursuant to which, in partial consideration for the redemption and cancellation of all then-issued and outstanding shares of T1 Energy’s Convertible Series A Preferred Stock, par value $0.01 per share, the purchasers agreed to purchase (i) 21,504,901 shares of common stock and (ii) 1,600,000 shares of the Series B Preferred Stock. The purchasers also agreed to purchase 5,000,000 shares of the Series B-1 Preferred Stock at a price of $10.00 per share of Series B-1 Preferred Stock, for aggregate gross proceeds to T1 Energy of $50.0 million. The shares of Outstanding Preferred Stock have all of the rights, preferences and privileges set forth below and as more fully described in the Certificates of Designations.

Ranking; Liquidation Preference

The Outstanding Preferred Stock issued under the Stock Purchase Agreement ranks senior to the common stock but junior to all existing and future debt obligations of T1 Energy and has a liquidation preference equal to $10.00 per share of Outstanding Preferred Stock plus accrued but unpaid dividends.

In the event of any voluntary or involuntary liquidation, subject to the rights of holders of any senior securities and after satisfaction of all liabilities and obligations to creditors of T1 Energy, before any distribution is made to holders of shares of junior securities, the holders of the Outstanding Preferred Stock will be entitled to receive liquidating distributions in the amount that is the greater of (i) the aggregate liquidation preference per share of Outstanding Preferred Stock and (ii) the amount of cash to which a holder would be entitled to receive in a liquidation with respect to such shares if they had been converted to common stock immediately prior to such liquidation.

Conversion

Each share of then-issued Series B Preferred Stock shall be convertible, at the option of the holders thereof, into shares of common stock (the “Underlying Shares”), up to an aggregate of 9,411,764 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B Certificate of Designations), based on a conversion price of $1.70 per share of common stock, assuming no accrued and unpaid dividends.

Each share of then-issued Series B-1 Preferred Stock shall be convertible, at the option of the holders thereof, into Underlying Shares, up to an aggregate of 26,315,789 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B-1 Certificate of Designations), based on the conversion price of $1.90 per share of common stock if the 10-Day VWAP (as defined in the Series B-1 Certificate of Designations) of the common stock immediately prior to the conversion date is $2.50 or more per share of common stock (being the greater of the conversion prices for the Series B-1 Preferred Stock), and assuming no accrued and unpaid dividends; the conversion price of the Series B-1 Preferred Stock will be reduced to $1.70 per share of common stock in the event that the 10-Day VWAP of the common stock immediately prior to the conversion date is less than $2.50 per share of common stock. Upon such reduction of the conversion price, each share of the then-issued Series B-1 Preferred Stock will be convertible into approximately 5.88 shares of common stock, up to an aggregate of approximately 29,411,764 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B-1 Certificate of Designations), based on the reduced conversion price (subject to dilution adjustments), and holders can expect to receive additional Underlying Shares as compared to the conversion price of $1.90 for the Series B-1 Preferred Stock.

In the event that, between the date of the Series B-1 Certificate of Designations and one year following the issuance of the Series B-1 Preferred Stock, T1 Energy issues any shares of any series of preferred stock with a conversion price for converting shares of such series of preferred stock into shares of common stock that is lower than the then applicable Series B-1 Conversion Price (such lower conversion price being referred to as the “Lower Conversion Price”) the Series B-1 Conversion Price shall automatically be adjusted to equal the Lower Conversion Price; provided, however, that in no event shall the Lower Conversion Price be adjusted to an amount below $1.05.

Additionally, in case of a stock split or similar event effected by T1 Energy, the conversion price shall be proportionally decreased so that the number of shares of common stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of common stock outstanding.

A holder of Outstanding Preferred Stock is prohibited from converting shares of Outstanding Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 19.99% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

Change of Control

In the event of a change of control event in which T1 Energy is not the surviving or resulting corporation, the holders of Outstanding Preferred Stock will be entitled to receive the greater of: (i) the aggregate liquidation preference of the Outstanding Preferred Stock outstanding, including any accrued and unpaid dividends thereon to the closing date of the change of control event, and (ii) the amount of consideration that would be payable or issuable in such change of control transaction to a holder of the number of shares of common stock into which the shares of Outstanding Preferred Stock are convertible by their terms as of the closing date of the change of control event, provided that the holders will receive the same form of consideration to be received by holders of common stock in such change of control event.

Term; Redemption

The Series B Preferred Stock has a maturity date of December 23, 2027 (the “Series B Maturity Date”). On the Series B Maturity Date, T1 Energy shall redeem the then-outstanding Series B Preferred Stock at $10.00 per share (up to an aggregate amount of $16.0 million assuming all shares of Series B Preferred Stock are fully issued and outstanding at the time of redemption) plus any accrued and unpaid dividends. Prior to the Series B Maturity Date, the Series B Preferred Stock will not be redeemable. In any case of redemption of shares of Series B Preferred Stock, T1 Energy shall, not less than 30 nor more than 60 days before the Series B Maturity Date, send to each holder notice of its intention to redeem such shares of Series B Preferred Stock.

The Series B-1 Preferred Stock has a maturity date of December 23, 2027 (the “Series B-1 Maturity Date”). On the Series B-1 Maturity Date, T1 Energy shall redeem the then-outstanding Preferred Stock at $10.00 per share (up to an aggregate amount of $50 million assuming all shares of Series B-1 Preferred Stock are fully issued and outstanding at the time of redemption) plus any accrued and unpaid dividends. Prior to the Series B-1 Maturity Date, the Series B-1 Preferred Stock will not be redeemable. In any case of redemption of shares of Series B-1 Preferred Stock, T1 Energy shall, not less than 30 nor more than 60 days before the Series B-1 Maturity Date, send to each holder notice of its intention to redeem such shares of Series B-1 Preferred Stock.

The Outstanding Preferred Stock is not subject to any restriction on the repurchase or redemption of shares by T1 Energy due to an arrearage in the payment of dividends or sinking fund installments.

Dividends

The Outstanding Preferred Stock carries a dividend rate of 6%, accruing on their issuance and payable in arrears (i) on the dividend date 18 months after their issuance (ii) every six months after such dividend payment date. Dividends may be payable in cash, securities or other property as may be determined by T1 Energy’s board of directors or any of its duly authorized committees. Any dividends will be paid net of any required withholding taxes.

Other

Other customary representations and warranties, closing conditions and terms were included in the Stock Purchase Agreement and the Certificates of Designations.

Foreign Ownership Limitation

Pursuant to Section 7701(a)(51)(E)(iii) of the Code, an entity that is a publicly traded company or a subsidiary of a publicly traded company is a foreign-influenced entity if, during the taxable year, one or more Specified Foreign Entities that are each required to report their beneficial ownership under Rule 13d-3 of the Exchange Act own, in the aggregate, not less than 40% of such entity (the “Aggregated Equity Test”).

On December 3, 2025, T1 Energy’s Certificate of Incorporation was amended to establish a restriction of ownership of T1 Energy’s capital stock by Specified Foreign Entities in order to ensure ongoing compliance with the Aggregated Equity Test. Under T1 Energy’s Certificate of Incorporation (as so amended), Specified Foreign Entities are not permitted to hold 4.9% or more of the outstanding shares representing T1 Energy’s common stock or preferred stock, unless permitted by T1 Energy’s board of directors (“Foreign Ownership Limitation”).

Furthermore, T1 Energy is authorized to effect any and all measures and to make any and all determinations reasonably necessary or desirable (consistent with applicable laws, the Certificate of Incorporation and the Bylaws) to, without limitation:

●	require the owner(s) of shares of T1 Energy’s common stock or preferred stock to confirm and/or provide evidence that he, she or it is not a Specified Foreign Entity and suspend voting, dividend and other distribution rights with respect to any shares held by such owner(s) until such confirmation and/or evidence is received;

●	maintain the share transfer records of T1 Energy in such a manner so that the percentage of any class of shares of T1 Energy’s common stock or preferred stock that is owned by Specified Foreign Entities can be determined and confirmed; and

●	obtain, as a condition precedent to the transfer on the records of T1 Energy, representations, citizenship certificates and/or other evidence as to the identity and citizenship status from all transferees (and from any recipient upon original issuance) of any shares and, if such transferee (or recipient) is acting as a fiduciary or nominee for another owner, such other owner, and the registration of transfer (or original issuance) shall be denied upon refusal of such transferee (or recipient) to make such representations and/or furnish such citizenship certificates or other evidence.

Any transfer of T1 Energy’s common or preferred stock that does not comply with the Certificate of Incorporation will be void and ineffective as against T1 Energy.

As used in this prospectus supplement, “Specified Foreign Entity” or “Specified Foreign Entities” means a specified foreign entity, as defined in Section 7701(a)(51)(B) of the Code and any guidance published thereunder (including, for the avoidance of doubt, any foreign-controlled entity, as defined in Section 7701(a)(51)(C) of the Code and any guidance published thereunder).

Registration Rights

T1 Energy has entered into a registration rights agreement with Trina pursuant to which it granted Trina certain registration rights with respect to the shares of common stock that are owned by Trina. Trina has waived its rights to incidental registrations in connection with this offering under such registration rights agreement. Pursuant to the terms of the Stock Purchase Agreement, T1 Energy agreed to provide certain registration rights with respect to the securities issued pursuant to such agreement.

Certain Anti-Takeover Measures

Certain provisions of the T1 Energy’s governing documents and the Delaware General Corporation Law (the “DGCL”) could have the effect of delaying, deferring or discouraging another party from acquiring T1 Energy. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the T1 Energy board of directors rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.

DGCL Section 203

T1 Energy will be subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which such person becomes an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting share of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested stockholder) those shares owned:

●	by persons who are directors and also officers; and

●	employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting shares of T1 Energy and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Powers

The T1 Energy Bylaws provide that any director or the entire board of directors may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of T1 Energy entitled to vote in the election of directors. Any director serving on a committee of the board may be removed from such committee at any time by the board of directors. T1 Energy’s board of directors has the power to fix the number of directors by resolution, subject to the requirements of T1 Energy’s governing documents that the T1 Energy board of directors be not fewer than five nor more than 12. Vacancies on the board or any committee resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the board or such committee, may be filled only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the directors chosen in this manner, in the case of the board of directors, will hold office until the next annual election and until a successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal and, in the case of any committee of the board, will hold office until a successor is duly appointed by the board of directors or until his earlier death, resignation, retirement, disqualification or removal.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The T1 Energy Bylaws provide that in order for a stockholder to propose business at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of T1 Energy no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by T1 Energy.

The T1 Energy Bylaws further provide that in order for a stockholder to make a nomination at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of T1 Energy (a) in the case of an annual meeting of stockholders, no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by T1 Energy; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.

No Stockholder Action by Written Consent

The T1 Energy Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of T1 Energy must be effected at a duly called annual or special meeting of stockholders of T1 Energy, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Special Meetings of Stockholders

The T1 Energy Bylaws provide that special meetings of stockholders, for any purpose or purposes, may be called only by (i) the board of directors, (ii) the chair of the board of directors, if there be one, or (iii) a stockholder, or group of stockholders holding more than 20% of the total voting power of the outstanding shares of the capital stock of T1 Energy issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called if such stockholder, or group of stockholders, have dated, signed and delivered to the secretary a written demand for such special meeting of stockholders at least 90 days prior to the proposed date for such special meeting of stockholders, describing each matter of business desired to be brought before the special meeting of stockholders, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by the notice provisions and of the Bylaws.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ share thereafter devolved by operation of law. Unless T1 Energy consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.

Authorized but Unissued Shares

The authorized but unissued shares of T1 Energy common stock and preferred stock will be available for future issuance without any further vote or action T1 Energy stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of T1 Energy common stock and preferred stock could render more difficult or discourage an attempt to obtain control over T1 Energy by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Approval Requirements

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholder to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation.

T1 Energy’s Certificate of Incorporation provides that the affirmative vote of at least a majority of the entire board of directors or the affirmative vote of holders of at least two thirds of the voting power of the shares entitled to vote at an election of directors will be required to adopt, amend, alter, or repeal the bylaws. In addition, T1 Energy’s Certificate of Incorporation provides that the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors will be required to amend, alter, change or repeal, or to adopt any provision as part of the Certificate of Incorporation inconsistent with the purpose and intent of certain provisions of the Certificate of Incorporation, including those governing the limitation of liability of directors, indemnification of directors and officers, stockholders’ action by written consent, the amendment of T1 Energy’s Bylaws by the board of directors, and the required stockholder vote for the amendment of the foregoing provisions. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of T1 Energy or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of T1 Energy. These provisions are designed to reduce T1 Energy’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for T1 Energy’s shares and, as a consequence, they also may inhibit fluctuations in the market price of common stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Limitation of Personal Liability of Directors/Officers

The Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of T1 Energy directors made a party to any proceeding to T1 Energy or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to T1 Energy or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

Forum Selection

The T1 Energy Certificate of Incorporation and Bylaws provide that unless T1 Energy consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of T1 Energy, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of T1 Energy to T1 Energy or T1 Energy’s stockholders, (iii) any action asserting a claim against T1 Energy or any current or former director, officer, stockholder, employee or agent of T1 Energy arising out of or relating to any provision of the DGCL, the T1 Energy Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against T1 Energy or any current or former director, officer, stockholder, employee or agent of T1 Energy governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Unless T1 Energy gives an Alternative Forum Consent, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of T1 Energy will be deemed to have notice of and consented to these forum selection provisions. The existence of any prior Alternative Forum Consent will not act as a waiver of T1 Energy’s ongoing consent right with respect to any current or future actions or claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and T1 Energy’s Bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

We recognize that the forum selection clause in T1 Energy’s Certificate of Incorporation and Bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in T1 Energy’s Certificate of Incorporation and Bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than to our stockholders.

Transfer Agent

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF OTHER INDEBTEDNESS

We summarize below the principal terms of certain of our outstanding indebtedness. This summary is not a complete description of all of the terms of our outstanding indebtedness and is qualified in its entirety by reference to the relevant agreements, which are exhibits to the documents incorporated by reference herein.

Production Reservation Fee

In connection with the Trina Business Combination, we assumed a debt obligation in the amount of $220.0 million with Trina Solar (U.S.), Inc.. The principal on the debt is payable in annual installments of $44.0 million commencing on the first anniversary of the closing of the Trina Business Combination and matures on December 23, 2029. On December 29, 2025, $155.0 million of the Production Reservation Fee was satisfied as a prepayment of future annual installments pursuant to a payoff letter, leaving $65.0 million of the Production Reservation Fee remaining outstanding as an obligation of the Company. Provided that we make all scheduled installment payments, the debt will bear no interest. However, if we fail to make an installment payment, both parties shall negotiate a revised payment schedule in good faith, and any unpaid installment balance will accrue interest at a rate of 6.0% per annum.

Senior Secured Credit Facility

In connection with the Trina Business Combination, we assumed a $235.0 million senior secured credit agreement with a consortium of banks, with HSBC Bank USA, N.A. serving as the administrative agent (as amended, the “Credit Agreement”). The Credit Agreement is dedicated to financing the development, construction, and operation of G1_Dallas, as well as funding-related fees and expenses. The Credit Agreement matures on December 31, 2029.

Borrowings under the Credit Agreement are secured by substantially all of our project-related assets. Interest on amounts drawn accrues at our option of either (i) a base rate (as defined in the Credit Agreement) plus a margin of 3.5% or (ii) the Secured Overnight Financing Rate plus a margin of 2.5%.

Following the substantial completion of G1_Dallas and satisfaction of other conditions precedent, the Credit Agreement was amended and converted from a construction loan to a term loan in the second quarter of 2025, resulting in the start of principal repayments. We may prepay outstanding amounts in whole or in part at any time, subject to certain customary conditions. The Credit Agreement requires us to comply with specified financial and non-financial covenants including a debt service ratio.

On November 14, 2025, we entered into a Letter Agreement and Amendment No. 7 to our Credit Agreement pursuant to which we received a waiver for, among other things, any non-compliance under the Credit Agreement as a result of what was then a potential dispute with one of the Company’s acquired customer contracts that arose during the quarter ended December 31, 2025, and consent for entry into an offtake contract with a different counterparty.

5.25% Convertible Senior Notes due 2030

On December 16, 2025, we completed a public offering of $161.0 million aggregate principal amount of the Existing Notes at a public offering price of 100% of the principal amount thereof. The Existing Notes are the senior unsecured obligations of the Company and bear interest at a rate of 5.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026. The Existing Notes will mature on December 1, 2030, unless earlier repurchased, redeemed or converted.

Before September 1, 2030, holders may convert their Existing Notes at their option only in certain circumstances. At any time from, and including, September 1, 2030 until the close of business on the business day immediately preceding the maturity date, the Existing Notes will be convertible at the option of the holders. We will settle conversions by paying and/or delivering, as applicable, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election. The initial conversion rate is 144.3001 shares of our common stock per $1,000 principal amount of the Existing Notes, which is equivalent to an initial conversion price of approximately $6.93 per share of common stock. If a “make-whole fundamental change” (as defined in the indenture governing the Existing Notes) occurs, or if we call a holder’s Existing Notes for redemption, then we will in certain circumstances increase the conversion rate for a specified period of time for holders who convert their Existing Notes in connection with that make-whole fundamental change, or who convert their Existing Notes that are called for such redemption.

The Existing Notes will not be redeemable prior to December 6, 2028. The Existing Notes will be redeemable, in whole or in part (subject to certain limitations), at our option at any time, and from time to time, on or after December 6, 2028 and prior to the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Existing Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock equals or exceeds 130% of the conversion price then in effect for the Existing Notes on (1) each of at least 20 trading days, whether or not consecutive, during any 30 consecutive trading day period ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice.

If a “fundamental change” (as defined in the indenture governing the Existing Notes) occurs, then, subject to certain exceptions, holders may require us to repurchase their Existing Notes at a cash repurchase price equal to the principal amount of the Existing Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Lease Commitments

Our operating leases primarily consist of our G1_Dallas solar module facility in Wilmer, Texas and our G2_Austin solar cell manufacturing fab in Rockdale, Texas. In Norway, we also lease office space for the administration of our Norwegian operations and related European assets and the CQP, which includes support facilities. We also lease other office spaces to support additional personnel in various jurisdictions.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes and the shares of common stock, if any, issuable upon a conversion of the notes. This summary is based on the Code (as defined herein), Treasury regulations promulgated thereunder (“Treasury Regulations”), rulings, official pronouncements, and judicial decisions, all as in effect on the date of this offering memorandum and all of which are subject to change and differing interpretations, possibly with retroactive effect. This summary addresses tax considerations only for holders that purchase the notes pursuant to this offering at the original issue price and that hold the notes and any common stock as “capital assets” as defined in the Code (generally, property held for investment). Moreover, this summary is for general information only and does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities, traders in securities that elect to use a mark to market method of tax accounting or persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes or common stock being taken into account in an “applicable financial statement”, brokers, expatriates, entities or arrangements treated as partnerships for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that own, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our common stock entitled to vote, persons that hold their notes or common stock as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. Holders (defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax), all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address U.S. federal estate and gift tax considerations, the Medicare tax or the effect of any state, local or non-U.S. tax law. There can be no assurance that the Internal Revenue Service (the “IRS”) or a court will not take a contrary position with respect to the U.S. federal income tax considerations described herein.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES AND THE OWNERSHIP AND DISPOSITION OF THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THE NOTES, AS WELL AS THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, NON-U.S. TAX LAWS OR INCOME TAX TREATIES.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note or common stock that is, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined under Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions, or (2) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note or common stock, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes or common stock, the U.S. federal income tax treatment of its partners will generally depend upon the status of the partners and the activities of such partnership. A partnership holding the notes or common stock and each of its partners should consult their tax advisors as to the tax consequences of holding and disposing of notes or common stock in light of their particular circumstances.

U.S. Holders

Ownership and Disposition of Notes

Interest on the Notes

It is anticipated, and this discussion assumes, that the notes will be issued with less than de minimis original issue discount for U.S. federal income tax purposes. Interest on the notes will be includible in a U.S. Holder’s gross income as ordinary income at the time such interest is paid or accrued, in accordance with such holder’s usual method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement, or other Taxable Disposition of Notes

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a note in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on the disposition (except to the extent attributable to accrued but unpaid interest, which will be subject to tax as described above under “—Interest on the Notes”) and (ii) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in its notes will generally be equal to the U.S. Holder’s cost of the notes increased by the amount, if any, of a constructive distribution included in income as a dividend, as described below under “—Adjustments to Conversion Rate.” Any gain or loss recognized on the sale, exchange, redemption, retirement or taxable disposition of a note will generally be capital gain or loss and will be long-term if, at the time of such disposition, the U.S. Holder’s holding period in the note exceeds one year. Long-term capital gains recognized by certain individuals and other non-corporate U.S. Holders will generally be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.

Conversion of Notes into Cash

If a U.S. Holder’s note is converted solely into cash, such conversion will be treated as a taxable sale or exchange of the note, as described above under “—Sale, Exchange, Redemption, Retirement, or other Taxable Disposition of Notes.”

Conversion of Notes into Common Stock

A U.S. Holder that receives solely common stock (or solely common stock and cash in lieu of a fractional share of common stock) upon conversion of a note will generally not recognize any gain or loss, except to the extent of cash received in lieu of a fractional share, which will be taxable as gain or loss from the sale or exchange of notes (as described above under “—Sale, Exchange, Redemption, Retirement, or other Taxable Disposition of Notes”), and except to the extent of the fair market value of common stock received with respect to accrued interest, which will be taxable as interest income as discussed above under “—Interest on the Notes” to the extent not previously included in income by the U.S. Holder.

A U.S. Holder’s tax basis in the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the tax basis of which will equal its fair market value) will equal the adjusted tax basis in the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). A U.S. Holder’s holding period for shares of common stock will generally include the period during which the U.S. Holder held the notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s adjusted tax basis in the note that is allocable to the fractional share. Any gain recognized on conversion will generally be capital gain and will be long-term capital gain if, at the time of the conversion, the U.S. Holder’s holding period in the note exceeds one year.

Conversion of Notes into Cash and Common Stock

The U.S. federal income tax treatment of the conversion of a note into cash and common stock is unclear and subject to different characterizations. We intend to treat such conversion as a recapitalization for U.S. federal income tax purposes to the extent permissible under applicable law at the time of the conversion. If the conversion is treated as a recapitalization, then, except with respect to cash received in lieu of a fractional share and cash or common stock received with respect to accrued interest (each discussed below), a U.S. Holder should generally recognize gain, but not loss, equal to the lesser of (i) the amount of cash received and (ii) the excess of the amount of cash and the value of common stock received (and any fractional shares deemed received) at the time of the conversion over the U.S. Holder’s adjusted tax basis in the notes. Any such gain should generally be capital gain and will be long-term capital gain if, at the time of the conversion, the U.S. Holder’s holding period in the note exceeds one year.

A U.S. Holder’s adjusted tax basis in common stock received in the recapitalization (other than any such stock received with respect to accrued interest and any fractional share deemed received) should generally equal the holder’s tax basis in the note reduced by the amount of cash received (excluding cash attributable to accrued interest and cash received in lieu of a fractional share) and increased by the amount of any taxable gain recognized on the conversion (other than with respect to a fractional share), reduced by the basis allocable to the fractional share of common stock deemed received.

If the receipt of cash and common stock on the conversion of a note is not treated as a recapitalization, such conversion could be treated as a sale of a portion of the note solely for cash and as an exchange of a portion of the note solely for common stock. In such event, a U.S. Holder should generally be subject to the tax treatment described above under “—Sale, Exchange, Redemption, Retirement, or other Taxable Disposition of Notes” with respect to the portion of the note treated as sold solely for cash (other than cash attributable to accrued interest or received in lieu of a fractional share) and should generally not be subject to tax on the receipt of common stock, except to the extent such stock is received with respect to accrued interest or to the extent cash is received in lieu of a fractional share.

Although the law on this point is not entirely clear, if the conversion is treated as described in the immediately prior paragraph, a U.S. Holder’s tax basis in the common stock received in such conversion (other than any such stock received with respect to accrued interest) should generally equal a proportionate part of the adjusted tax basis of the surrendered note (based on the relative fair market values of such stock and the amount of cash received in the conversion (other than cash attributable to accrued interest, but including any cash received in lieu of a fractional share)).

Cash received in lieu of a fractional share will generally be treated as a payment in exchange for the fractional share. The amount of gain or loss on the deemed sale of a fractional share will be equal to the difference between the amount of cash such U.S. Holder receives in respect of such fractional share and the portion of such U.S. Holder’s adjusted tax basis in the shares treated as received that is allocable to the fractional share. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of such deemed sale, the U.S. Holder’s holding period in the note exceeds one year.

Any cash and the fair market value of any common stock received with respect to accrued interest will be subject to tax as described above under “—Interest on the notes.” The U.S. Holder’s tax basis in such shares will be equal to their fair market value when received.

A U.S. Holder’s holding period for common stock received in a conversion described in this section will generally include the period during which the holder held the notes, except that the holding period of any common stock received with respect to accrued interest should commence on the day after the receipt of such stock.

Prospective investors should consult their tax advisors with respect to the tax consequences of the conversion of notes by us into a combination of cash and common stock.

Exchange in Lieu of Conversion

If a U.S. Holder surrenders notes for conversion, we direct the notes to be offered to an entity other than us in lieu of conversion (as described under “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”), and such entity accepts the notes and delivers common stock, cash, or a combination thereof in exchange for the notes, such U.S. Holder may be treated, depending on the particular arrangement between us and the entity regarding such exchange, as having disposed of such notes in a taxable sale or exchange regardless of whether the notes are settled for cash, common stock, or a combination thereof. In such event, a U.S. Holder will be required to recognize gain or loss as described above under “—Sale, Exchange, Redemption, Retirement, or other Taxable Disposition of notes,” the U.S. Holder’s tax basis in any common stock received will be equal to the fair market value of such common stock on the date of the exchange, and the U.S. Holder’s holding period in the common stock will commence on the day after the date of the exchange. A U.S. Holder whose notes to be converted are transferred to a third party for settlement should consult its tax advisors regarding the tax consequences of such an exchange.

Adjustments to Conversion Rate

The conversion rate of the notes is subject to adjustment in certain circumstances as described above under “Description of Notes—Conversion Rights.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in assets or earnings of the Company may in some circumstances cause the U.S. Holder to be deemed to have received a constructive distribution. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes will generally not be considered to result in a constructive distribution. Certain of the possible adjustments to the conversion rate (including adjustments in respect of taxable dividends to our stockholders) do not qualify as made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from us, even though you have not received any cash or property as a result of such adjustments. A U.S. Holder’s adjusted tax basis in its notes would be increased by the taxable amount of any such constructive distribution, with the other tax consequences of the receipt of such a distribution generally as described below under “Ownership and Disposition of Common Stock—Dividends and Distributions.” However, it is not entirely clear whether such deemed distributions, if taxable as dividends, would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. In certain circumstances, the failure to make an adjustment to the conversion rate may result in a taxable distribution to holders of the notes if, as a result of such failure, the proportionate interest of the note holders in the assets or earnings and profits of the Company is effectively increased.

Prospective investors should consult their tax advisors with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the conversion rate and any resulting deemed distribution.

Ownership and Disposition of Common Stock

Dividends and Distributions

Distributions with respect to our common stock will generally be includible in a U.S. Holder’s gross income as ordinary dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits. Distributions that exceed such current or accumulated earnings and profits will be treated as a tax-free return of the U.S. Holder’s investment and reduce the U.S. Holder’s adjusted tax basis in its common stock (but not below zero). Any excess will be treated as gain realized on the sale or other disposition of such stock and will be treated as described under “—Sale or Other Taxable Disposition of Common Stock” below. Dividends received by individuals and other non-corporate U.S. Holders will generally qualify for the lower rates of tax applicable to “qualified dividend income,” provided that certain holding period and other requirements are satisfied. Corporate U.S. Holders will generally be entitled to a dividends received deduction in respect of dividends received on common stock, subject to applicable limitations.

Sale or Other Taxable Disposition of Common Stock

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of common stock in an amount equal to the difference between the holder’s adjusted tax basis in such common stock and the amount realized on the disposition. Any such gain or loss will generally be capital gain or loss and will be long-term if, at the time of the sale or other disposition, the U.S. Holder’s holding period for such stock exceeds one year. Long-term capital gains recognized by individuals and other non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.

Non-U.S. Holders

Payments of Interest on the Notes

A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the notes (including any common stock received on a conversion of the notes that is attributable to accrued but unpaid interest on the notes), provided that such interest is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States and such holder certifies as to its non-U.S. status and that no withholding is required pursuant to the Foreign Account Tax Compliance Act (discussed below) on a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form).

Interest on the notes that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. federal withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such interest will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to branch profits tax at a rate of 30% (or lesser rate under an applicable income tax treaty).

A Non-U.S. Holder that does not satisfy any of the requirements described above will generally be subject to U.S. federal withholding tax on payments of interest on the notes at a rate of 30%. Under certain treaties, the U.S. federal withholding tax on such payments of interest may be reduced or eliminated provided that the Non-U.S. Holder certifies as to its eligibility for treaty benefits (generally, by providing a properly completed IRS Form W-8BEN or W-8BEN-E).

Dividends and Distributions on Common Stock

Dividends received by a Non-U.S. Holder with respect to common stock (including any constructive distributions resulting from an adjustment to the conversion rate as described above under “—U.S. Holders—Ownership and Disposition of Notes—Adjustments to Conversion Rate” that are treated as dividends) will generally be subject to U.S. federal withholding tax at a rate of 30% unless the Non-U.S. Holder provides proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN or W-8BEN-E). Distributions (including constructive distributions) will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Distributions that exceed such current or accumulated earnings and profits will be treated as a tax-free return of the Non-U.S. Holder’s investment and reduce the Non-U.S. Holder’s basis in its common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of common stock and will be treated as described under “—Sale or Other Disposition of Notes or Common Stock” below.

Notwithstanding the foregoing, Non-U.S. Holders should expect that the gross amount of any actual or constructive distributions with respect to common stock will generally be subject to U.S. federal withholding tax of 30% (or less rate under an applicable income tax treaty), unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. Because constructive distributions will not give rise to cash from which any applicable U.S. federal withholding tax can be satisfied, any applicable withholding tax may be withheld from or set off against cash payments of interest, from cash or shares of common stock otherwise deliverable to a holder upon a conversion, exchange, redemption, retirement, or repurchase of a note or other funds or assets of such Non-U.S. Holder.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. federal withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30% or other funds or assets of such Non-U.S. Holder (or lesser rate under an applicable income tax treaty).

Sale or Other Disposition of Notes or Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of notes (including upon a conversion or exchange) or common stock, unless:

1.	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to branch profits tax at a rate of 30% (or lesser rate under an applicable income tax treaty);

2.	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain will generally be subject to U.S. federal income tax at a rate of 30% (or lesser rate under an applicable income tax treaty) and may be offset by U.S. source capital losses in certain circumstances; or

3.	we are or have been a “United States real property holding corporation” (a “USRPHC”), as defined in the Code, at any time during the shorter of the five-year period ending on the date of the sale, exchange, redemption, conversion, or other disposition of the notes or common stock, and the period that the Non-U.S. Holder held the notes or common stock, and certain other conditions are met, in which case the gain will generally be subject to tax on a net income basis as gain that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States as described in the first bullet above.

A corporation is generally a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not a USRPHC, have not been a USRPHC at any point during the last five years, and do not anticipate becoming a USRPHC in the foreseeable future.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of the notes or common stock and the effects of any applicable income tax treaties.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required on payments of interest on the notes and distributions in respect of common stock (including constructive distributions) held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of notes and distributions in respect of common stock, in each case, held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which an investor holds the notes or common stock will affect the determination of whether withholding under the rules described in this paragraph is required. No additional amounts will be paid to holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes and the common stock into which such notes may be converted.

UNDERWRITING

We are offering the notes described in this prospectus supplement through a number of underwriters. Santander US Capital Markets LLC and J.P. Morgan Securities LLC are acting as lead bookrunning managers for the offering and as representatives of the underwriters. We intend to enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of notes set forth opposite the underwriter’s name in the following table:

Underwriter	Principal Amount of Notes
Santander US Capital Markets LLC	$52,000,000
J.P. Morgan Securities LLC	$52,000,000
BTIG, LLC	$16,000,000
HSBC Securities (USA) Inc.	$8,000,000
SG Americas Securities, LLC	$8,000,000
Roth Capital Partners, LLC	$16,000,000
Johnson Rice & Company L.L.C.	$8,000,000
Total	$160,000,000

The underwriters are committed to purchase all of the notes offered by us (other than those covered by the over-allotment option described below) if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, if all of the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any notes made outside of the United States may be made by affiliates of the underwriters.

We have granted to the underwriters an option to purchase, exercisable for 30 days from the date of this prospectus supplement, up to an additional $24,000,000 aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, the underwriters must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by us
	No Exercise	Full Exercise
Per Note	4.50%	4.50%
Total	$7,200,000	$8,280,000

We estimate that the total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1,020,000.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of notes to the selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (1) offer, sell, lend, issue, contract to sell, pledge or otherwise dispose of, directly or indirectly, (2) offer, sell, lend, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase, (3) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position our common stock or securities convertible into or exchangeable or exercisable for our common stock within the meaning of Section 16 of the Exchange Act or (5) file or submit with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock (other than registration statements on Form S-8 relating to any common stock or securities convertible into or exchangeable or exercisable for any common stock or securities convertible into or exchangeable or exercisable for any common stock, granted or to be granted pursuant to the terms of a plan disclosed in this prospectus supplement, or registration statements for issuances under clauses (d) or (e) below), or publicly disclose the intention to make any offer, sale, issuance, pledge, disposition or filing, without the prior written consent of Santander US Capital Markets LLC and J.P. Morgan Securities LLC, for a period of 30 days after the date of this prospectus supplement; except (a) issuances and sales of the notes offered hereby and issuance of any shares of common stock upon conversion thereof, (b) issuances of any common stock or securities convertible into or exchangeable or exercisable for any common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and described in this prospectus supplement, (c) grants of employee stock options and other equity-based awards pursuant to the terms of a plan in effect on the date hereof and issuances of any common stock or securities convertible into or exchangeable or exercisable for any common stock pursuant to the exercise of such options or upon settlement of such awards, (d) the issuance of any common stock or securities convertible into or exchangeable or exercisable for any common stock in connection with the exercise of anti-dilution rights granted to Trina pursuant to (A) the Amended and Restated Cooperation Agreement, dated as of December 29, 2025, between the Company and Trina and (B) the Transaction Agreement, dated as of November 6, 2024, between the Company and Trina or (e) issuances of any common stock or any securities convertible into or exchangeable for, or that represent the right to receive, common stock issued in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by us of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition, or any announcement relating to such transaction, provided that in the case of clause (e), the aggregate number of shares that we may sell or issue or agree to sell or issue pursuant to clause (e) shall not exceed 10% of the total number of common stock issued and outstanding immediately following the completion transactions contemplated by the underwriting agreement.

Our executive officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any common stock or securities convertible into or exchangeable or exercisable for any common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Santander US Capital Markets LLC and J.P. Morgan Securities LLC for a period of 30 days after the date of this prospectus supplement. Notwithstanding the foregoing, our executive officers and directors are not subject to the restrictions described above and contained in the lock-up agreements between Santander US Capital Markets LLC and J.P. Morgan Securities LLC subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will, other testamentary document or intestacy, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (“immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (iv) to a partnership, limited liability company or other entity of which the lock-up party and/or its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; (vii) (A) to us from an employee upon death, disability or termination of employment of such employee or (B) to us pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, (viii) as part of a sale of lock-up securities acquired in this offering or in open market transactions after the completion of this offering or (ix) (A) to us or (B) in broker-assisted market transactions in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in transfers to us, “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock awards, restricted stock units, options, warrants or rights, provided that any such shares of common stock received and, in the case of transfers contemplated in clause (B), retained upon such exercise, vesting or settlement shall be subject to the terms of this prospectus supplement; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of one or more trading plans after the date of the final prospectus supplement under Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of lock-up securities, provided that (1) such plan does not provide for the transfer or disposition of lock-up securities during the restricted period (2) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the restricted period shall include a statement that the lock-up part is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of the lock-up agreement.

Santander US Capital Markets LLC and J.P. Morgan Securities LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling notes in the open market for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress. These stabilizing transactions may include making short sales of notes, which involves the sale by the underwriters of a greater number of notes than they are required to purchase in this offering, and purchasing notes on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional notes referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional notes, in whole or in part, or by purchasing notes in the open market. In making this determination, the underwriters will consider, among other things, the price of notes available for purchase in the open market compared to the price at which the underwriters may purchase notes through the option to purchase additional notes. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase notes in the open market to cover the position.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans and may do so in the future.

Prohibition of Sales to European Economic Area (“EEA”) Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Canada

The notes may be sold only to Canadian purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes by Canadian purchasers must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a Canadian purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the Canadian purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, or the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and accordingly have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C (WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Houston, Texas, will pass upon the validity of the notes offered hereby. Davis Polk & Wardwell LLP, New York, New York, is representing the underwriters in connection with the offering.

EXPERTS

The consolidated financial statements of T1 Energy Inc. as of December 31, 2025, and for the year ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements as of December 31, 2024 and for the fiscal year ended December 31, 2024 (before the effects of the adjustments to retrospectively present the reclassification of certain amounts that had previously been classified as held for sale and were reclassified as held and used as of December 31, 2025) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

PROSPECTUS

T1 ENERGY INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

PURCHASE UNITS

We may offer, issue and sell, together or separately:

●	shares of our common stock (as defined herein);

●	shares of our preferred stock, which may be issued in one or more series;

●	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

●	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

●	subscription rights to purchase shares of our common stock, shares of our preferred stock or debt securities; and

●	purchase units comprised of two or more of the securities described in this prospectus, in any combination.

Certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK AND YOU SHOULD READ THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE YOU INVEST. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION INCLUDED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE FACTORS BEFORE MAKING YOUR INVESTMENT DECISION.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock and Public Warrants (as defined herein) are listed on the New York Stock Exchange (“NYSE”) under the symbols “TE” and “TE WS,” respectively. On January 20, 2026, the closing price of our common stock was $8.28 and the closing price of our Public Warrants was $1.65. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we are filing with the SEC utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling securityholders may offer and sell, in one or more offerings, together or separately, the securities described in this prospectus. There is no limit on the aggregate number or amount of securities we may sell pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we may authorize for use in connection with a specific offering, together with the information incorporated herein by reference as described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any related free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor any selling securityholder has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling securityholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date on the front of such document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the information incorporated by reference herein contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

As used in this prospectus, unless otherwise stated or unless the context otherwise requires: references to the “Company,” “T1 Energy,” the “registrant,” “we,” “our,” “us” and similar terms are to T1 Energy Inc., a Delaware corporation, and where appropriate, its wholly-owned subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information and documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus or any accompanying prospectus supplement may be forward-looking statements. Statements regarding our future results and timing of operations, expected performance and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected results and benefits arising from the business combination with Trina Solar (Schweiz) AG (“Trina”), liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” or the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q. These factors include, but are not limited to, risks related to: (1) our ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect our intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; and (viii) remediate the material weakness in our internal control over financial reporting or otherwise maintain effective internal control over financial reporting; (2) the concentration of our operations in Texas and our dependence on a limited number of suppliers; (3) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (4) general economic and geopolitical conditions, changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on our products and our competitive position; (5) the outcome of any legal proceedings relating to our products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (6) the capital-intensive nature of our business and our ability to raise additional capital on attractive terms or service our debt.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus or any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, and while we believe such information provides a reasonable basis for these statements, and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

You should read this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or, in the case of the accompanying prospectus supplement or the documents incorporated by reference herein or therein, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

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OUR COMPANY

T1 Energy is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. We manufacture and sell photovoltaic (“PV”) solar modules in the United States for our U.S. customers.

We are one of the leading solar manufacturing companies in the United States. Our PV solar module manufacturing facility in Wilmer, TX is operating and has an installed base of five gigawatts per annum. We believe our facility is one of the most technologically advanced PV solar module plants globally. T1 Energy produces PV solar modules that employ highly energy efficient Passivated Emitter and Rear Contact and Tunnel Oxide Passivated Contact technologies. We believe the superior performance characteristics of the PV solar modules that we manufacture and our domestic content will competitively differentiate T1 Energy in the U.S. market.

We are executing a phased development of the G2_Austin solar cell facility in Rockdale, Texas, which is expected to begin producing cells by the end of 2026, and create up to 1,800 full-time jobs.

The mailing address of our registered and principal executive office is 1211 E 4th St. Austin, Texas 78702. The telephone number of our registered and principal executive office is 409-599-5706. Our investor relations website is located at https://ir.t1energy.com/, and its news site located at https://ir.t1energy.com/news-releases/news-releases, our X (f/k/a Twitter) account is located at https://x.com/T1_Energy, our LinkedIn account is located at https://www.linkedin.com/company/t1energy, and our Instagram account is located at https://www.instagram.com/t1_energy/. We use our investor relations website, our X account and our LinkedIn account as well as Daniel Barcelo’s X account (https://x.com/_danielbarcelo), LinkedIn account (https://www.linkedin.com/in/daniel-barcelo-b262a939/) and Instagram account (https://www.instagram.com/danbarcelo/) to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, our X account and our LinkedIn account, in addition to following press releases, SEC filings and public conference calls and webcasts. Our website, X account and our LinkedIn account, and the information contained therein, or that can be accessed through the website, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials (including any free writing prospectus), you should carefully consider the risk factors described in the section titled “Risk Factors” in any prospectus supplement or free writing prospectus, our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any accompanying prospectus supplement in its entirety, and as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” of this prospectus. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Furthermore, additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also affect our operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in connection with any sale of securities by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the securities we or selling securityholders may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of the Company’s securities and is not intended to be a complete summary of the rights and preferences of such securities. The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Third Amended and Restated Bylaws (the “Bylaws”) are incorporated by reference into this prospectus. Read the applicable provisions of Delaware law, the Certificate of Incorporation, the Bylaws and the Certificates of Designations (as defined herein) in their entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized Share Capital

Currently, T1 Energy’s authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $0.01 per share (the “common stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Dividends. Subject to prior dividend rights of the holders of any preferred stock of T1 Energy and any other class or series of shares having a preference as to dividends over common stock, holders of shares of common stock are entitled to receive dividends when, as and if declared by the T1 Energy board of directors, out of funds legally available for that purpose.

Voting Rights. Each outstanding share of common stock is entitled to one vote per share on each matter to be voted on by the holders of common stock. The holders of common stock are not entitled to cumulative voting of their shares in elections of directors.

Other Rights. In the event of any liquidation, dissolution or winding up (either voluntary of involuntary) of T1 Energy, the holders of common stock will be entitled to receive the assets and funds of T1 Energy available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any preferred stock of T1 Energy that at the time may be outstanding.

T1 Energy’s common stock is currently listed on the NYSE under the symbol “TE.”

Preferred Stock

T1 Energy’s Certificate of Incorporation expressly authorizes T1 Energy’s board of directors to provide for the issuance of all or any preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of T1 Energy; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of T1 Energy at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. The issuance of preferred stock may have the effect of diluting the earnings per share and book value per share of common stock. In addition, the T1 Energy board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Number and Designation

We filed the certificates of designations (the “Certificates of Designations”), designating (i) 1,600,000 shares of our preferred stock as “Series B Convertible Non-Voting Preferred Stock,” par value $0.01 per share, and (ii) 5,000,000 shares of our preferred stock as “Series B-1 Convertible Non-Voting Preferred Stock,” par value $0.01 per share. The number of shares of each such series may be increased or decreased by resolution of the T1 Energy board of directors; provided that no decrease shall reduce the number of shares of the respective series to a number less than that of the shares then outstanding. On October 31, 2025, T1 Energy entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain purchasers pursuant to which, in partial consideration for the redemption and cancellation of all then-issued and outstanding shares of T1 Energy’s Convertible Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), the purchasers agreed to purchase (i) 21,504,901 shares of common stock and (ii) 1,600,000 shares of T1 Energy’s Series B Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). The purchasers also agreed to purchase 5,000,000 shares of T1 Energy’s Series B-1 Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock” and together with the Series B Preferred Stock, the “Outstanding Preferred Stock,” which represent all of the shares of preferred stock currently outstanding), at a price of $10.00 per share of Series B-1 Preferred Stock, for aggregate gross proceeds to T1 Energy of $50.0 million. The shares of Outstanding Preferred Stock have all of the rights, preferences and privileges set forth below and as more fully described in the Certificates of Designations.

Ranking; Liquidation Preference

The Outstanding Preferred Stock issued under the Stock Purchase Agreement ranks senior to the common stock but junior to all existing and future debt obligations of T1 Energy and has a liquidation preference equal to $10.00 per share of Outstanding Preferred Stock plus accrued but unpaid dividends.

In the event of any voluntary or involuntary liquidation, subject to the rights of holders of any senior securities and after satisfaction of all liabilities and obligations to creditors of T1 Energy, before any distribution is made to holders of shares of junior securities, the holders of the Outstanding Preferred Stock will be entitled to receive liquidating distributions in the amount that is the greater of (i) the aggregate liquidation preference per share of Outstanding Preferred Stock and (ii) the amount of cash to which a holder would be entitled to receive in a liquidation with respect to such shares if they had been converted to common stock immediately prior to such liquidation.

Conversion

Each share of then-issued Series B Preferred Stock shall be convertible, at the option of the holders thereof, into shares of common stock (the “Underlying Shares”), up to an aggregate of 9,411,764 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B Certificate of Designations), based on a conversion price of $1.70 per share of common stock, assuming no accrued and unpaid dividends.

Each share of then-issued Series B-1 Preferred Stock shall be convertible, at the option of the holders thereof, into Underlying Shares, up to an aggregate of 26,315,789 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B-1 Certificate of Designations), based on the conversion price of $1.90 per share of common stock if the 10-Day VWAP (as defined in the Series B-1 Certificate of Designations) of the common stock immediately prior to the conversion date is $2.50 or more per share of common stock (being the greater of the conversion prices for the Series B-1 Preferred Stock), and assuming no accrued and unpaid dividends; the conversion price of the Series B-1 Preferred Stock will be reduced to $1.70 per share of common stock in the event that the 10-Day VWAP of the common stock immediately prior to the conversion date is less than $2.50 per share of common stock. Upon such reduction of the conversion price, each share of the then-issued Series B-1 Preferred Stock will be convertible into approximately 5.88 shares of common stock, up to an aggregate of approximately 29,411,764 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B-1 Certificate of Designations), based on the reduced conversion price (subject to dilution adjustments), and holders can expect to receive additional Underlying Shares as compared to the conversion price of $1.90 for the Series B-1 Preferred Stock.

In the event that, between the date of the Series B-1 Certificate of Designations and one year following the issuance of the Series B-1 Preferred Stock, T1 Energy issues any shares of any series of preferred stock with a conversion price for converting shares of such series of preferred stock into shares of common stock that is lower than the then applicable Series B-1 Conversion Price (such lower conversion price being referred to as the “Lower Conversion Price”) the Series B-1 Conversion Price shall automatically be adjusted to equal the Lower Conversion Price; provided, however, that in no event shall the Lower Conversion Price be adjusted to an amount below $1.05.

Additionally, in case of a stock split or similar event effected by T1 Energy, the conversion price shall be proportionally decreased so that the number of shares of common stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of common stock outstanding.

A holder of Outstanding Preferred Stock is prohibited from converting shares of Outstanding Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 19.99% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

Change of Control

In the event of a change of control event in which T1 Energy is not the surviving or resulting corporation, the holders of Outstanding Preferred Stock will be entitled to receive the greater of: (i) the aggregate liquidation preference of the Outstanding Preferred Stock outstanding, including any accrued and unpaid dividends thereon to the closing date of the change of control event, and (ii) the amount of consideration that would be payable or issuable in such change of control transaction to a holder of the number of shares of common stock into which the shares of Outstanding Preferred Stock are convertible by their terms as of the closing date of the change of control event, provided that the holders will receive the same form of consideration to be received by holders of common stock in such change of control event.

Term; Redemption

The Series B Preferred Stock has a maturity date of December 23, 2027 (the “Series B Maturity Date”). On the Series B Maturity Date, T1 Energy shall redeem the then-outstanding Series B Preferred Stock at $10.00 per share (up to an aggregate amount of $16.0 million assuming all shares of Series B Preferred Stock are fully issued and outstanding at the time of redemption) plus any accrued and unpaid dividends. Prior to the Series B Maturity Date, the Series B Preferred Stock will not be redeemable. In any case of redemption of shares of Series B Preferred Stock, T1 Energy shall, not less than 30 nor more than 60 days before the Series B Maturity Date, send to each holder notice of its intention to redeem such shares of Series B Preferred Stock.

The Series B-1 Preferred Stock has a maturity date of December 23, 2027 (the “Series B-1 Maturity Date”). On the Series B-1 Maturity Date, T1 Energy shall redeem the then-outstanding Preferred Stock at $10.00 per share (up to an aggregate amount of $50.0 million assuming all shares of Series B-1 Preferred Stock are fully issued and outstanding at the time of redemption) plus any accrued and unpaid dividends. Prior to the Series B-1 Maturity Date, the Series B-1 Preferred Stock will not be redeemable. In any case of redemption of shares of Series B-1 Preferred Stock, T1 Energy shall, not less than 30 nor more than 60 days before the Series B-1 Maturity Date, send to each holder notice of its intention to redeem such shares of Series B-1 Preferred Stock.

The Outstanding Preferred Stock is not subject to any restriction on the repurchase or redemption of shares T1 Energy due to an arrearage in the payment of dividends or sinking fund installments.

Dividends

The Outstanding Preferred Stock carries a dividend rate of 6%, accruing on their issuance and payable in arrears (i) on the dividend date 18 months after their issuance (ii) every six months after such dividend payment date. Dividends may be payable in cash, securities or other property as may be determined by T1 Energy’s board of directors or any of its duly authorized committees. Any dividends will be paid net of any required withholding taxes.

Other

Other customary representations and warranties, closing conditions and terms were included in the Stock Purchase Agreement and the Certificates of Designations.

Foreign Ownership Limitation

Pursuant to Section 7701(a)(51)(E)(iii) of the Internal Revenue Code of 1986, as amended (the “Code”), an entity that is a publicly traded company or a subsidiary of a publicly traded company is a foreign-influenced entity if, during the taxable year, one or more Specified Foreign Entities that are each required to report their beneficial ownership under Rule 13d-3 of the Exchange Act own, in the aggregate, not less than 40% of such entity (the “Aggregated Equity Test”).

On December 3, 2025, T1 Energy’s Certificate of Incorporation was amended to establish a restriction of ownership of T1 Energy’s capital stock by Specified Foreign Entities in order to ensure ongoing compliance with the Aggregated Equity Test. Under T1 Energy’s Certificate of Incorporation (as so amended), Specified Foreign Entities are not permitted to hold 4.9% or more of the outstanding shares representing T1 Energy’s common stock or preferred stock, unless permitted by T1 Energy’s board of directors.

Furthermore, T1 Energy is authorized to effect any and all measures and to make any and all determinations reasonably necessary or desirable (consistent with applicable laws, the Certificate of Incorporation and the Bylaws) to, without limitation:

●	require the owner(s) of shares of T1 Energy’s common stock or preferred stock to confirm and/or provide evidence that he, she or it is not a Specified Foreign Entity and suspend voting, dividend and other distribution rights with respect to any shares held by such owner(s) until such confirmation and/or evidence is received;

●	maintain the share transfer records of T1 Energy in such a manner so that the percentage of any class of shares of T1 Energy’s common stock or preferred stock that is owned by Specified Foreign Entities can be determined and confirmed; and

●	obtain, as a condition precedent to the transfer on the records of T1 Energy, representations, citizenship certificates and/or other evidence as to the identity and citizenship status from all transferees (and from any recipient upon original issuance) of any shares and, if such transferee (or recipient) is acting as a fiduciary or nominee for another owner, such other owner, and the registration of transfer (or original issuance) shall be denied upon refusal of such transferee (or recipient) to make such representations and/or furnish such citizenship certificates or other evidence.

Any transfer of T1 Energy’s common or preferred stock that does not comply with the Certificate of Incorporation will be void and ineffective as against T1 Energy.

As used in this prospectus, “Specified Foreign Entity” or “Specified Foreign Entities” means a specified foreign entity, as defined in Section 7701(a)(51)(B) of the Code and any guidance published thereunder (including, for the avoidance of doubt, any foreign-controlled entity, as defined in Section 7701(a)(51)(C) of the Code and any guidance published thereunder).

Registration Rights

T1 Energy has entered into a registration rights agreement with Trina pursuant to which we granted Trina certain registration rights with respect to the shares of common stock that are owned by Trina.

Pursuant to the terms of the Stock Purchase Agreement, T1 Energy agreed to provide certain registration rights with respect to the securities issued pursuant to such agreement.

Certain Anti-Takeover Measures

Certain provisions of the T1 Energy’s governing documents and the Delaware General Corporation Law (the “DGCL”) could have the effect of delaying, deferring or discouraging another party from acquiring T1 Energy. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the T1 Energy board of directors rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.

DGCL Section 203

T1 Energy will be subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which such person becomes an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting share of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers; and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting shares of T1 Energy and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Powers

The T1 Energy Bylaws provide that any director or the entire board of directors may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of T1 Energy entitled to vote in the election of directors. Any director serving on a committee of the board may be removed from such committee at any time by the board of directors. T1 Energy’s board of directors has the power to fix the number of directors by resolution, subject to the requirements of T1 Energy’s governing documents that the T1 Energy board of directors be not fewer than five nor more than 12. Vacancies on the board or any committee resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the board or such committee, may be filled only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the directors chosen in this manner, in the case of the board of directors, will hold office until the next annual election and until a successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal and, in the case of any committee of the board, will hold office until a successor is duly appointed by the board of directors or until his earlier death, resignation, retirement, disqualification or removal.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The T1 Energy Bylaws provide that in order for a stockholder to propose business at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of T1 Energy no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by T1 Energy.

The T1 Energy Bylaws further provide that in order for a stockholder to make a nomination at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of T1 Energy (i) in the case of an annual meeting of stockholders, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by T1 Energy; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.

No Stockholder Action by Written Consent

The T1 Energy Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of T1 Energy must be effected at a duly called annual or special meeting of stockholders of T1 Energy, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Special Meetings of Stockholders

The T1 Energy Bylaws provide that special meetings of stockholders, for any purpose or purposes, may be called only by (i) the board of directors, (ii) the chair of the board of directors, if there be one, or (iii) a stockholder, or group of stockholders holding more than 20% of the total voting power of the outstanding shares of the capital stock of T1 Energy issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called if such stockholder, or group of stockholders, have dated, signed and delivered to the secretary a written demand for such special meeting of stockholders at least 90 days prior to the proposed date for such special meeting of stockholders, describing each matter of business desired to be brought before the special meeting of stockholders, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by the notice provisions and of the Bylaws.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ share thereafter devolved by operation of law. Unless T1 Energy consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without any further vote or action T1 Energy stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over T1 Energy by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Approval Requirements

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholder to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation.

T1 Energy’s Certificate of Incorporation provides that the affirmative vote of at least a majority of the entire board of directors or the affirmative vote of holders of at least two thirds of the voting power of the shares entitled to vote at an election of directors will be required to adopt, amend, alter, or repeal the bylaws. In addition, T1 Energy’s Certificate of Incorporation provides that the affirmative vote of the holders of at least two thirds of the voting power of the shares entitled to vote at an election of directors will be required to amend, alter, change or repeal, or to adopt any provision as part of the Certificate of Incorporation inconsistent with the purpose and intent of certain provisions of the Certificate of Incorporation, including those governing the limitation of liability of directors, indemnification of directors and officers, stockholders’ action by written consent, the amendment of T1 Energy’s Bylaws by the board of directors, and the required stockholder vote for the amendment of the foregoing provisions. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of T1 Energy or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of T1 Energy. These provisions are designed to reduce T1 Energy’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for T1 Energy’s shares and, as a consequence, they also may inhibit fluctuations in the market price of common stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Limitation of Personal Liability of Directors/Officers

The Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of T1 Energy directors made a party to any proceeding to T1 Energy or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to T1 Energy or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

Forum Selection

The T1 Energy Certificate of Incorporation and Bylaws provide that unless T1 Energy consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of T1 Energy, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of T1 Energy to T1 Energy or T1 Energy’s stockholders, (iii) any action asserting a claim against T1 Energy or any current or former director, officer, stockholder, employee or agent of T1 Energy arising out of or relating to any provision of the DGCL, the T1 Energy Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against T1 Energy or any current or former director, officer, stockholder, employee or agent of T1 Energy governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Unless T1 Energy gives an Alternative Forum Consent, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of T1 Energy will be deemed to have notice of and consented to these forum selection provisions. The existence of any prior Alternative Forum Consent will not act as a waiver of T1 Energy’s ongoing consent right with respect to any current or future actions or claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and T1 Energy’s Bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

We recognize that the forum selection clause in T1 Energy’s Certificate of Incorporation and Bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in T1 Energy’s Certificate of Incorporation and Bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than to our stockholders.

Transfer Agent

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under the indenture, dated as of December 16, 2025 (the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

●	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

●	any applicable subordination provisions for any subordinated debt securities;

●	the maturity date(s) or method for determining same;

●	the interest rate(s) or the method for determining same;

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

●	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

●	redemption or early repayment provisions;

●	authorized denominations;

●	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

●	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

●	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

●	whether the debt securities are secured and the terms of such security;

●	the amount of discount or premium, if any, with which the debt securities will be issued;

●	any covenants applicable to the particular debt securities being issued;

●	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	any restriction or conditions on the transferability of the debt securities;

●	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

●	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

●	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF EXISTING WARRANTS

The following summary of the material terms of the Company’s existing warrants is not intended to be a complete summary of the rights and preferences of such securities. Read the applicable provisions of the Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of the Company’s securities.

Existing Warrants

As of September 30, 2025, public warrants to purchase 14,674,894 shares of common stock (the “Public Warrants”), private warrants to purchase 9,950,000 shares of common stock (the “Private Warrants”) and a penny warrant to purchase 7,000,000 shares of common stock (the “Penny Warrant”) were outstanding.

Public Warrants and Private Warrants

The Public Warrants and Private Warrants are issued pursuant to that certain amended and restated warrant agreement, dated July 7, 2021 (as amended, the “Amended Warrant Agreement”), by and among Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), FREYR Battery, a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, T1 Energy and Continental Stock Transfer and Trust Company. The Amended Warrant Agreement is incorporated by reference into this prospectus. You should review the copy of the Amended Warrant Agreement for a complete description of the terms and conditions applicable to the Public Warrants and Private Warrants.

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Pursuant to the Amended Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Public Warrants will expire on July 9, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

T1 Energy will not be obligated to deliver any common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the Public Warrant is then effective and a prospectus relating thereto is current, subject to T1 Energy satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and T1 Energy will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

Once the Public Warrants become exercisable, T1 Energy may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, to each warrant holder; and

●	if, and only if, the last reported sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which T1 Energy sends the notice of redemption to the warrant holders.

T1 Energy established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and T1 Energy issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 Public Warrant exercise price after the redemption notice is issued. T1 Energy will not redeem the Public Warrants unless a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by T1 Energy, T1 Energy may not exercise its redemption right if the issuance of shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.

If T1 Energy calls the Public Warrants for redemption as described above, T1 Energy’s management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” T1 Energy’s management will consider, among other factors, its cash position, the number of Public Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of its Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants (as defined in the Amended Warrant Agreement), multiplied by the excess of the “fair market value” (as defined in the Amended Warrant Agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants, provided that in all cases, the exercise price shall correspond to at least the accounting par value of the common stock. If T1 Energy takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. If T1 Energy’s management calls the Public Warrants for redemption and its management does not take advantage of this option, Alussa Energy Sponsor LLC (the “Sponsor”) and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrants holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify T1 Energy in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the common stock outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding common stock is increased by a capitalization payable in, or by a sub-division of common stock or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the issued and outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a capitalization of a number of shares of common stock equal to the product of (i) the number of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of issued and outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in issued and outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of T1 Energy with or into another corporation (other than a consolidation or merger in which T1 Energy is the continuing corporation and that does not result in any reclassification or reorganization of T1 Energy’s issued and outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of T1 Energy as an entirety or substantially as an entirety in connection with which T1 Energy is liquidated and dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of T1 Energy’s common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Alussa in connection with redemption rights held by shareholders of Alussa as provided for in Alussa’s amended and restated memorandum and articles of association) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of common stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Amended Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Amended Warrant Agreement) of the Public Warrant.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive common stock. After the issuance of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The Amended Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants are currently listed on the NYSE under the symbol “TE WS.”

Private Warrants

The Private Warrants, including the common stock issuable upon exercise of the Private Warrants, are not redeemable by T1 Energy and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Warrants are held by holders other than the Sponsor or their permitted transferees, the Private Warrants will be redeemable by T1 Energy and exercisable by the holders on the same basis as Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants (as defined in the Amended Warrant Agreement), multiplied by the excess of the “fair market value” (as defined in the Amended Warrant Agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Penny Warrant

Pursuant to a warrant agreement, dated September 10, 2025 (the “Penny Warrant Agreement”), between T1 Energy and Stellar Hann Investment Ltd., we issued a Penny Warrant to purchase 7,000,000 shares of common stock, having an exercise price of $0.01 per share, subject to adjustment as provided therein, to Stellar Hann Investment Ltd. The Penny Warrant to purchase up to an aggregate of 7,000,000 shares of our common stock fully vests and becomes exercisable, in whole or in part, on March 10, 2026, and will expire on September 10, 2030. No fraction of a share of common stock will be issued upon any exercise of the Penny Warrant. In lieu of paying the exercise price, the holder may surrender a number of shares of common stock having a fair market value equal to the aggregate exercise price.

The exercise price is subject to adjustment as provided under the Penny Warrant Agreement. In the event T1 Energy subdivides or reclassifies its outstanding shares of common stock into a greater number of shares of common stock or declares and pays a distribution on the shares of common stock payable in additional shares of common stock, the exercise price, as then in effect, shall be proportionately reduced, and T1 Energy shall proportionately increase the number of shares of common stock then issuable upon exercise under the Penny Warrant (and not previously exercised). If, prior to the expiration of the Penny Warrant, T1 Energy consolidates or reclassifies its outstanding shares of common stock into a lesser number of shares of common stock, the exercise price, as then in effect, shall be proportionately increased, and T1 Energy shall proportionately reduce the number of shares of common stock then issuable upon exercise under the Penny Warrant (and not previously exercised).

Pursuant to the Penny Warrant Agreement, no holder of the Penny Warrant shall have or exercise any rights held by holders of common stock solely by virtue thereof as a holder of the Penny Warrant, including the right to vote and to receive dividends and other distributions as a holder of common stock prior to the issuance to the holder of the Penny Warrant of the shares of common stock which such holder is then entitled to receive upon the due exercise of the Penny Warrant.

The Penny Warrant Agreement does not permit any transfer of the Penny Warrant and may not be amended to permit such transfer without our consent. The Penny Warrant Agreement includes customary registration rights requiring us to file and keep effective a resale registration statement registering the resale of the Penny Warrant and shares of common stock underlying the Penny Warrant. Other customary representations and warranties and terms were included in the Penny Warrant Agreement.

DESCRIPTION OF NEW WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The accompanying prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, which may include, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire they will become void. The accompanying prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the securityholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

●	the price, if any, for the subscription rights;

●	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

●	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE UNITS

We may issue purchase units comprised of two or more of the securities described in this prospectus, in any combination. Each purchase unit will be issued so that the holder of the purchase unit is also the holder of each security included in the purchase unit. Thus, the holder of a purchase unit will have the rights and obligations of a holder of each included security. The purchase units or the purchase unit or other agreement, if any, under which a purchase unit is issued may provide that the securities included in the purchase unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of purchase units will describe, among other things:

●	the securities comprising the purchase units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions related to the issuance, payment, settlement, transfer or exchange of the purchase units or of the securities comprising the purchase units; and

●	any other material provisions of the purchase units or governing unit or other agreement, if any.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to underwriters for resale to purchasers;

●	directly to purchasers;

●	through agents or dealers to purchasers;

●	through a combination of any of these methods; or

●	through any other methods described in the applicable prospectus supplement or free writing prospectus.

In addition, we or the selling securityholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling securityholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We or the selling securityholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, the validity of the securities that may be issued or resold under this prospectus will be passed upon for T1 Energy by Skadden, Arps, Slate, Meagher & Flom LLP, Houston, Texas. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed with the SEC on March 10, 2025 have been so incorporated in reliance on the report of RSM China CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at https://t1energy.com/. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

●	Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025 and April 30, 2025, respectively;

●	Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarterly period ended March 31, 2025, filed with the SEC on May 15, 2025 and August 18, 2025, respectively, for the quarterly period ended June 30, 2025, filed with the SEC on August 19, 2025, and for the quarterly period ended September 30, 2025, filed with the SEC on November 14, 2025;

●	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on February 10, 2025, February 14, 2025, February 19, 2025, March 4, 2025, March 10, 2025, March 14, 2025, April 9, 2025 (with respect to Item 8.01 only), April 28, 2025, May 1, 2025, May 15, 2025, June 26, 2025, July 3, 2025, August 5, 2025, August 14, 2025, August 15, 2025, August 18, 2025, August 20, 2025 (with respect to Item 5.02 only), September 4, 2025, September 5, 2025, September 11, 2025, October 22, 2025 (with respect to Item 8.01 only), October 23, 2025, October 24, 2025 (with respect to Item 8.01 only), October 31, 2025, December 5, 2025, December 15, 2025, December 16, 2025 and December 30, 2025; and

●	The description of the Company’s common stock set forth in our Current Report on Form 8-K12B, filed with the SEC on January 2, 2024, as updated by the description of the Company’s common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings update and supplement the information provided in this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. Information that we file subsequent to the date of this prospectus with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them orally or in writing. To receive any such copy, call or write:

T1 Energy Inc.

1211 E 4th St.

Austin, Texas 78702

Attention: Jeffery Spittel

Telephone: 409-599-5706

$160,000,000

T1 Energy Inc.
4.00% Convertible Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Lead Bookrunning Managers

Santander	JPMorgan

Joint Bookrunning Managers

BTIG	HSBC	Societe Generale

Co-Managers

Roth Capital Partners	Johnson Rice & Company

The date of this prospectus supplement is April 14, 2026